                          Agreement and Plan of Merger

                                      among

                    Home Health Corporation of America, Inc.

                       HHCA Acquisition Corporation, Inc.

                                       and

                            U.S. HomeCare Corporation



                               September 26, 1997

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
ARTICLE I

     THE MERGER..............................................................................2
     Section 1.1  The Merger.................................................................2
     Section 1.2  Closing and Effective Time.  ..............................................2
     Section 1.3  Directors and Officers of the Surviving Corporation........................2
     Section 1.4  Certificate of Incorporation...............................................2
     Section 1.5  Bylaws.....................................................................3
     Section 1.6  Effect of the Merger.......................................................3

ARTICLE II

     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES......................................3
     Section 2.1  Merger Consideration; Conversion and Cancellation of Securities............3
     Section 2.2  Payment for Company Common Stock and Company Preferred
                  Stock; Surrender of Certificates...........................................7
     Section 2.3  Stock Transfer Books. .....................................................9
     Section 2.4  Dissenting Company Common Stock and Company Preferred Stock...............10
     Section 2.5  Option Plans..............................................................10
     Section 2.6  Warrants..................................................................11

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................11
     Section 3.1  Organization..............................................................12
     Section 3.2  Capitalization............................................................12
     Section 3.3  Authorization; Validity of Agreement; Necessary Action....................14
     Section 3.4  Consents and Approvals; No Violations.....................................14
     Section 3.5  SEC Reports and Financial Statements......................................15
     Section 3.6  Absence of Certain Changes................................................16
     Section 3.7  No Undisclosed Liabilities................................................17
     Section 3.8  Litigation................................................................17
     Section 3.9  No Default; Compliance with Applicable Laws...............................18
     Section 3.10 Intellectual Property.....................................................18
     Section 3.11 Taxes.....................................................................19
     Section 3.12 Tax Matters; Pooling......................................................21
     Section 3.13 Affiliates................................................................22
     Section 3.14 Certificate of Incorporation and Bylaws...................................22

     Section 3.15 Properties................................................................23
     Section 3.16 Employee Benefit Plans....................................................23
     Section 3.17 Labor Matters.............................................................25
     Section 3.18 Brokers...................................................................26
     Section 3.19 Environmental Matters.....................................................26
     Section 3.20 Insurance.................................................................29
     Section 3.21 State Takeover Statutes...................................................30
     Section 3.22 Contracts and Commitments.................................................30
     Section 3.23 Interests of Officers and Directors.......................................32
     Section 3.24 Questionable Payments.....................................................32
     Section 3.25 Opinion of Financial Advisor..............................................32
     Section 3.26 Information Supplied......................................................32
     Section 3.27 Vote Required.............................................................33
     Section 3.28 Third-Party Payment Contracts.............................................33
     Section 3.29 Third-Party Payment Filings...............................................33

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF
     ACQUIROR AND ACQUISITION SUBSIDIARY....................................................34
     Section 4.1  Organization..............................................................34
     Section 4.2  Capitalization............................................................35
     Section 4.3  Authorization; Validity of Agreement; Necessary Action....................36
     Section 4.4  Consents and Approvals; No Violations.....................................36
     Section 4.5  SEC Reports and Financial Statements......................................37
     Section 4.6  Absence of Certain Changes................................................38
     Section 4.7  No Undisclosed Liabilities................................................39
     Section 4.8  Litigation................................................................39
     Section 4.9  No Default; Compliance with Applicable Laws...............................39
     Section 4.10 Taxes.....................................................................40
     Section 4.11 Tax Matters; Pooling......................................................41
     Section 4.12 Affiliates................................................................42
     Section 4.13 Certificate of Incorporation and Bylaws...................................42
     Section 4.14 Brokers...................................................................42
     Section 4.15 Opinion of Financial Advisor..............................................43
     Section 4.16 Information Supplied......................................................43
     Section 4.17 Employee Benefit Plans....................................................43
     Section 4.18 Questionable Payments.....................................................45
     Section 4.19 Third-Party Payment Contracts.............................................45
     Section 4.20 Third-Party Payment Filings...............................................45

ARTICLE V
     COVENANTS..............................................................................46
     Section 5.1  Interim Operations of the Company.........................................46
     Section 5.2  Access; Confidentiality...................................................48
     Section 5.3  Additional Agreements.....................................................49
     Section 5.4  Consents and Approvals; HSR Act...........................................49
     Section 5.5  Meeting of Shareholders...................................................50
     Section 5.6  Registration Statement; Proxy Statements..................................50
     Section 5.7  No Solicitation...........................................................52
     Section 5.8  Affiliates; Pooling; Tax Treatment........................................53
     Section 5.9  Publicity.................................................................54
     Section 5.10 Notification of Certain Matters...........................................54
     Section 5.11 Comfort Letter............................................................55
     Section 5.12 Pooling Opinion...........................................................55
     Section 5.13 Form S-8..................................................................56
     Section 5.14 Listing of Additional Shares..............................................56
     Section 5.15 Reservation of Acquiror Common Stock......................................56
     Section 5.16 Indemnification...........................................................56
     Section 5.17 Payment of Company Obligations............................................57
     Section 5.18 Delivery of Expenses Information..........................................57

ARTICLE VI

     CONDITIONS.............................................................................57
     Section 6.1  Conditions to Each Party's Obligation to Effect the Merger................57
     Section 6.2  Additional Conditions to Obligations of the Company.......................58
     Section 6.3  Additional Conditions to Obligations of Acquiror and
                  Acquisition Subsidiary....................................................60

ARTICLE VII

     TERMINATION AND AMENDMENT..............................................................61
     Section 7.1  Termination...............................................................61
     Section 7.2  Effect of Termination.....................................................62

ARTICLE VIII

     MISCELLANEOUS..........................................................................62
     Section 8.1  Fees and Expenses.........................................................62
     Section 8.2  Amendment and Modification................................................64
     Section 8.3  Nonsurvival of Representations and Warranties.............................64
     Section 8.4  Notices...................................................................64

     Section 8.5  Interpretation............................................................65
     Section 8.6  Counterparts..............................................................65
     Section 8.7  Entire Agreement; No Third Party Beneficiaries; Rights of
                  Ownership.................................................................66
     Section 8.8  Severability..............................................................66
     Section 8.9  Governing Law.............................................................66
     Section 8.10 Assignment................................................................66
     Section 8.11 Definition................................................................66

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of September 26, 1997, by and among Home Health Corporation of America, Inc., a Pennsylvania corporation (the "Acquiror"), HHCA Acquisition Corporation, Inc. a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Acquisition Subsidiary"), and U.S. HomeCare Corporation, a New York corporation (the "Company").


                                    RECITALS:

         WHEREAS, upon and subject to the terms and conditions of this Agreement, Acquisition Subsidiary will merge with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of Acquiror;

         WHEREAS, the Board of Directors of the Company has determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its shareholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement by the shareholders of the Company;

         WHEREAS, the Board of Directors of Acquiror has determined that the Merger and the other transactions contemplated by this Agreement are consistent with and in furtherance of the long-term business strategy of Acquiror and is fair to and in the best interests of Acquiror and its shareholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement by the shareholders of Acquiror;

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Merger is intended to be treated as a "pooling of interests" pursuant to APB Opinion No. 16 for financial accounting purposes;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Acquiror and Acquisition Subsidiary hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), the Company and Acquisition Subsidiary shall consummate a merger pursuant to which Acquisition Subsidiary shall be merged with and into the Company in accordance with the relevant provisions of the New York Business Corporation Law ("NYBCL") and the Delaware General Corporation Law ("DGCL"), the separate corporate existence of Acquisition Subsidiary (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation in the Merger (the Company is sometimes referred to as the "Surviving Corporation"). Notwithstanding the foregoing, at the election of Acquiror, Acquiror may substitute for Acquisition Subsidiary any direct or indirect wholly-owned subsidiary of Acquiror as a party to the Merger. To the extent that Acquiror exercises its election to substitute a direct or indirect wholly-owned subsidiary of Acquiror as a party to the Merger then the parties hereto shall promptly enter into an amendment to this Agreement necessary or desirable to implement such election, without any need for approval, authorization or adoption by the Board of Directors or shareholders of the Company.

         Section 1.2 Closing and Effective Time. The closing of the Merger (the "Closing") shall take place (i) at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or, if permissible, waiver of all of the conditions set forth in Article VI hereof, at the offices of Blank Rome Comisky & McCauley, One Logan Square, Philadelphia, Pennsylvania, or (ii) at such other time and place as Acquiror and the Company shall agree (the "Closing Date"). Immediately after completion of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the NYBCL and the DGCL and shall make all other filings or recordings required under the NYBCL and the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Delaware Secretary of State and by the Department of State of the State of New York, or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

         Section 1.3 Directors and Officers of the Surviving Corporation. The directors and officers of Acquisition Subsidiary at the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation.

         Section 1.4 Certificate of Incorporation. On and after the Effective Time, the Certificate of Incorporation of Company in effect immediately prior to the Effective Time, with such changes as may be desired by Acquiror, shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

         Section 1.5 Bylaws. On and after the Effective Time, the bylaws of the Company in effect immediately prior to the Effective Time, with such changes as may be desired by Acquiror, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         Section 1.6 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NYBCL and DGCL, including, without limitation, Section 906 of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

                                  ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 2.1 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror, the Acquisition Subsidiary, the Company or the holders of any of the Company's securities:

         (a) Conversion of Company Common Stock. Each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") (other than Company Common Stock to be canceled in accordance with
Section 2.1(c) and any shares of Company Common Stock which are held by shareholders who shall have duly asserted appraisal or dissenters rights pursuant to the NYBCL ("Dissenting Shareholders")) shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in
Section 2.2 (the "Common Stock Certificate"), such number of shares of common stock, no par value, of the Acquiror ("Acquiror Common Stock") determined by multiplying such share of Company Common Stock by the conversion ratio CR\\1\\ determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below).

    CR\\1\\ = ASP * X - PPE + (.15AL + DO + EO + CP\\1\\ * W\\1\\ + CP\\2\\ * W\\2\\ + CP\\3\\ * W\\3\\)
              ------------------------------------------------------------------------------------------
                           ASP(CS + PSC + AL + DO + EO + W\\1\\ + W\\2\\ + W\\3\\)

provided, however, if the result of CR1 multiplied by ASP is less than CP\\3\\, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather, each share of

Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\2\\, determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\2\\ = ASP * X - PPE + (.15AL + DO + EO + CP\\1\\ * W\\1\\ + CP\\2\\ * W\\2\\)
                   -----------------------------------------------------------------------
                            ASP(CS + PSC + AL + DO + EO + W\\1\\ + W\\2\\)

provided, however, if the result of CR\\2\\ (as determined above) multiplied by ASP is less than CP\\1\\, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather, each share of Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\3\\ determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\3\\ = ASP * X - PPE + (.15AL + DO + EO + CP\\2\\ * W\\2\\ - PSV)
                   ----------------------------------------------------------
                            ASP(CS + PSC + AL + DO + EO + W\\2\\)

provided, however, if the result of CR\\3\\ (as determined above) multiplied by ASP is less than CP\\2\\, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather each share of the Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\4\\, determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\4\\ = ASP * X - PPE + (.15AL + DO + EO - PSV)
                   ---------------------------------------
                           ASP(CS + AL + DO + EO)

provided, however, further, if the result of CR\\4\\ (as determined above) multiplied by ASP is less than $1.00, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather, each share of Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\5\\ determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\5\\ = ASP * X - PPE + (.15AL - PSV)
                   -----------------------------
                           ASP(CS + AL)

The variables used in the foregoing formulas and otherwise in this Agreement shall have the following meanings:

"PSC" shall mean the aggregate number of shares of Company Common Stock that Company would be required to issue in accordance with the terms of the Company's Certificate of Incorporation upon the conversion to Company Common Stock of the Company Preferred Stock issued and outstanding immediately prior to the Effective Time.

"PSV" shall mean $35.00 multiplied by the number of shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time.

"X" shall equal 2,822,000 if ASP is less than or equal to P\\LC\\, or 2,622,000 if ASP is greater than or equal to P\\UC\\. Otherwise, "X" shall mean:


         (ASP - P\\LC\\) * (2,722,000 - 2,822,000) + 2,822,000
                           -----------------------
                                SP - P\\LC\\

"PPE" shall mean the amount, if any, obtained by subtracting $1,500,000 from the Expenses (as defined in Section 8.1(h) and reflected in the statement delivered pursuant to Section 5.18) and subtracting from the result so obtained the lesser of (i) $175,000, or (ii) one-half of the amount, if any, of such Expenses which exceed $1,500,000.

"ASP" shall mean the average of the last reported sale prices of a share of Acquiror Common Stock as reported by the Nasdaq Stock Market for the ten business days ending three business days before the Company Shareholders Meeting (as defined in Section 5.5(a)).

"SP" shall mean $11.43.

"CP\\1\\" shall mean the Exercise Price (as defined in the Stock Purchase Warrants issued by the Company to Sanders Morris Mundy Inc. on February 1, 1995 and February 8, 1995) in effect immediately prior to the Effective Time.

"CP\\2\\" shall mean the Exercise Price (as defined in the Stock Purchase Warrants issued by the Company on March 25, 1997) in effect immediately prior to the Effective Time.

"CP\\3\\" shall mean $1.75.

"CS" shall mean the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

"AL" shall mean the aggregate number of options to purchase Company Common Stock outstanding as of the Closing Date which were granted by the Company pursuant to the terms of Consulting Agreements dated October 2, 1996.

"DO" shall mean the aggregate number of shares of Common Stock issuable upon exercise of the Director Stock Options (as defined in Section 2.5(b)) which have an exercise price of $1.00.

"EO" shall mean the aggregate number of shares of Common Stock issuable upon exercise of the Employee Stock Options (as defined in Section 2.5(a)) which have an exercise price of $1.00.

"W\\1\\" shall mean the aggregate number of shares of Common Stock issuable upon exercise of the warrants listed under the heading "1995 Other Warrants" on
Schedule 2.6.

"W\\2\\" shall mean the aggregate number of shares of Common Stock issuable upon exercise of warrants listed under the heading "1997 Warrants" on Schedule 2.6.

"W\\3\\" shall mean the aggregate number of shares of Common Stock issuable upon the exercise of the warrants listed under the heading "1995 Preferred Warrants" on Schedule 2.6.

"P\\LC\\" shall mean $9.50.

"P\\UC\\" shall mean SP + (SP - P\\LC\\).

"CR" shall mean CR\\1\\, CR\\2\\, CR\\3\\, CR\\4\\ or CR\\5\\, whichever is the result utilized at the Effective Time pursuant to Section 2.1 to calculate the number of shares of Acquiror Common Stock to be distributed to the holders of Company Common Stock.

All such shares of Company Common Stock and Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Common Stock Certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock therefor upon the surrender of such Common Stock Certificate in accordance with Section 2.2, or, in the case of Dissenting Shareholders, the right, if any, to receive payment from the Surviving Corporation of the fair value of such shares of Company Common Stock, as applicable, as determined in accordance with the NYBCL. No fractional shares of Acquiror Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e) of this Agreement.

         (b) Conversion of Company Preferred Stock. Each issued and outstanding share of Company Preferred Stock (other than any shares of Company Preferred Stock which are held by shareholders who shall have duly asserted appraisal or dissenters rights pursuant to the NYBCL

("Dissenting Shareholders")) shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the certificate formerly representing such share of Company Preferred Stock in the manner provided in Section 2.2 (the "Preferred Stock Certificate"), the per share liquidation preference of the Company Preferred Stock determined in accordance with Section G-2 of the Certificate of Amendment of the Certificate of Incorporation of the Company dated January 31, 1995. All such shares of Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Preferred Stock Certificate representing any such shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Liquidation Preference to which such shares are entitled upon the surrender of such Preferred Stock Certificate in accordance with Section 2.2, or, in the case of Dissenting Shareholders, the right, if any, to receive payment from the Surviving Corporation of the fair value of such shares of Company Preferred Stock, as applicable, as determined in accordance with the NYBCL. No fractional shares of Acquiror Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e) of this Agreement.

         (c) Cancellation of Treasury Stock. All shares of Company Common Stock that are owned by the Company or any subsidiary of the Company shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (d) Acquisition Subsidiary Capital Stock. Each issued and outstanding share of capital stock of Acquisition Subsidiary shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         Section 2.2 Payment for Company Common Stock and Company Preferred Stock; Surrender of Certificates.

         (a) Exchange Fund. Promptly after the Effective Time, Acquiror shall deposit, or cause to be deposited, with a bank or trust company mutually agreeable to the parties to this Agreement (the "Exchange Agent"), for the benefit of the former holders of Company Common Stock and Company Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing the number of shares of Acquiror Common Stock issuable pursuant to Section 2.1(a) and 2.1(b), and (ii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of Acquiror Common Stock pursuant to Section 2.2(e). The certificates and cash deposited with the Exchange Agent in accordance with this subsection 2.2(a) are hereinafter referred to as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions, deliver Acquiror Common Stock and/or cash, as described above, in exchange for surrendered certificates evidencing Company Common Stock and Company Preferred Stock pursuant to the terms of this Agreement out of the Exchange Fund.

         (b) Letter of Transmittal. As soon as practicable after the Effective Time, Acquiror will send to each record holder of Company Common Stock and Company Preferred Stock at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering Common Stock Certificates and Preferred Stock Certificates to the Exchange Agent.

         (c) Payment Procedures. Promptly after the Effective Time, the Exchange Agent shall distribute to each former holder of Company Common Stock and Company Preferred Stock, upon surrender to the Exchange Agent of one or more Common Stock Certificates and Preferred Stock Certificates for cancellation together with a duly executed and properly completed letter of transmittal, the shares of Acquiror Common Stock in accordance with the provisions of Section 2.1(a) and 2.1(b). If payment is to be made to a person other than the person in whose name a Common Stock Certificate or Preferred Stock Certificate surrendered is registered, it shall be a condition of payment that such Common Stock Certificate or Preferred Stock Certificate so surrendered shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Common Stock Certificate or Preferred Stock Certificate surrendered, or such person shall establish to the satisfaction of Acquiror that such tax has been paid or is not applicable. No interest shall be paid on any consideration payable in the Merger to former holders of Company Common Stock or Company Preferred Stock.

         (d) Distributions with Respect to Unexchanged Shares of Acquiror Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Common Stock Certificate or Preferred Stock Certificate with respect to the shares of Acquiror Common Stock evidenced thereby and no consideration shall be paid to any such holder, until the holder of such Common Stock Certificate or Preferred Stock Certificate shall surrender such Common Stock Certificate or Preferred Stock Certificate. If any holder of Company Common Stock and Company Preferred Stock shall be unable to surrender such holder's Common Stock Certificate or Preferred Stock Certificate because such Common Stock Certificate or Preferred Stock Certificate has been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Acquiror.

         (e) No Fractional Shares.

             (i) No fractional shares of the Acquiror Common Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, cash adjustments will be paid to the former holder of Company Common Stock and Company Preferred Stock in respect of any fraction of a share of Acquiror Common Stock which would otherwise be issuable under this Agreement. Such cash adjustment shall be equal to an amount determined by multiplying such fraction by the ASP.

             (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Company Common Stock and Company Preferred Stock with respect to any fractional share interests of Acquiror Common Stock, the Exchange Agent shall promptly pay such amounts to such former holders of Company Common Stock and Company Preferred Stock subject to and in accordance with the terms of this Section
                   2.2. Acquiror will make available to the Exchange Agent the cash necessary for this purpose.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the former holders of the Company Common Stock and Company Preferred Stock for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any former holders of Company Common Stock and Company Preferred Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the consideration to which they are entitled, without any interest thereon.

         (g) Withholding. Acquiror (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock and Company Preferred Stock such amounts as Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any other provisions of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Company Common Stock and Company Preferred Stock in respect of which such deduction and withholding was made by Acquiror.

         (h) Effect of Escheat Laws. Neither the Exchange Agent, Acquiror, Surviving Corporation nor the Company shall be liable to any holder of shares of Company Common Stock or Company Preferred Stock for any consideration delivered to a public official pursuant to any applicable abandoned property escheat or similar law.

         Section 2.3 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock thereafter on the records of the Company.

         Section 2.4 Dissenting Company Common Stock and Company Preferred Stock. Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock or Company Preferred Stock held by a holder who has not voted such Company Common Stock or Company Preferred Stock in favor of the authorization, approval and adoption of this Agreement and the Merger or consented thereto in writing and with respect to which dissenters' rights shall have been demanded and perfected in accordance with Sections 623 and 910 of the NYBCL (the "Dissenting Company Stock") and as of the Effective Time not withdrawn shall not be converted into the right to receive the consideration payable pursuant to Section 2.1(a) or 2.1(b) at or after the Effective Time, but such Company Common Stock and Company Preferred Stock shall become the right to receive such consideration as may be determined to be due to holders of Dissenting Company Stock pursuant to the laws of the State of New York unless and until the holder of such Dissenting Company Stock withdraws his or her demand for such appraisal or becomes ineligible for such appraisal. If a holder of Dissenting Company Stock shall withdraw his or her demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Company Stock shall automatically be converted into and represent the right to receive the consideration payable pursuant to Section 2.1(a) or 2.1(b), without interest, as provided in Section 2.1(a) and 2.1(b). The Company shall give Acquiror (i) prompt notice of any demands for appraisal of Company Common Stock or Company Preferred Stock received by the Acquiror and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Acquiror, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         Section 2.5 Option Plans.

         (a) Each outstanding option to purchase Company Common Stock issued to employees and consultants of the Company pursuant to the Company's 1995 Stock Option/Stock Issuance Plan (as amended February 15, 1996) (the "Option Plan") (and not including options granted to certain consultants under certain Consulting Agreements dated October 2, 1996, as amended, which were not granted under the Option Plan), whether vested or unvested (each an "Employee Stock Option"), which is not exercised on or before the Closing Date shall remain outstanding after the Effective Time and shall be assumed by Acquiror. The parties intend that Acquiror's assumption of the Employee Stock Options shall be treated as "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and this subsection (a) shall be interpreted and applied consistent with such intent. Each Employee Stock Option assumed by Acquiror shall be exercisable upon the same terms and conditions as under the Option Plan and applicable option agreement issued thereunder, except that (i) such Employee Stock Option shall be exercisable for that number of shares of Acquiror's Common Stock equal to CR (as defined in Section 2.1) multiplied by the number of shares of Company Common Stock for which such Employee Stock Option was exercisable and rounded to the nearest whole share with fractions of 0.5 or greater rounded up and fractions of less than 0.5 rounded down, and (ii) the exercise price of such Employee Stock Option shall be equal to the exercise price of such option as of the date hereof divided by CR and rounded up to the nearest whole cent. No fractional shares of Company Common Stock shall be issued upon exercise of any Employee Stock Option, and any and all fractional shares shall be canceled.

         (b) Except for such options which by their terms terminate at the Effective Time, each outstanding option to purchase Company Common Stock issued to a non-employee director pursuant to the Option Plan (a "Director Stock Option"), whether vested or unvested, which is not exercised on or before the Closing Date, shall remain outstanding after the Effective Time and shall be assumed by Acquiror. Each Director Stock Option assumed by Acquiror shall be exercisable upon the same terms and conditions as under the Option Plan and the applicable option agreement issued thereunder, except that (i) such Director Stock Option shall be exercisable for that number of shares of Acquiror's Common Stock equal to CR multiplied by the number of shares of Company Common Stock for which such Director Stock Option was exercisable and rounded to the nearest whole share with fractions of 0.5 or greater rounded up and fractions of less than 0.5 rounded down, and (ii) the exercise price of such Director Stock Option shall be equal to the exercise price of such Director Stock Option as of the date hereof divided by CR and rounded up to the nearest whole cent.

         (c) As soon as practicable after the Effective Time, Acquiror shall deliver to the holders of Employee Stock Options and Director Stock Options appropriate notices setting forth such holders' rights pursuant to the Option Plan and the agreements evidencing the grants of such Employee Stock Options and Director Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.5 after giving effect to the Merger).

         Section 2.6 Warrants.

         (a) Each outstanding warrant to purchase Company Common Stock issued to the warrantholders listed on Schedule 2.6 of the Company Disclosure Schedule (as defined in Section 3.1(a) below) (collectively, the "Warrants") shall remain outstanding after the Effective Time. As of the Effective Time, the Acquiror shall assume the obligation to deliver to the holder of each Warrant such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the provisions of such holder's Warrant which set forth the effect on the Warrant of the Merger.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Acquiror and Acquisition Subsidiary as follows:

         Section 3.1 Organization.

         (a) Except as set forth in Section 3.1 of the Company Disclosure Schedule (as defined below), each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority and any necessary governmental authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and, except as set forth in Section 3.1 of the Company Disclosure Schedule (as defined below), is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Company Material Adverse Effect (as defined below in Section 3.1(b)). A true and complete list of all the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary and an indication of whether each such subsidiary of the Company is a subsidiary of the Company that would constitute a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission ("SEC"), is set forth in Section 3.1 of the Company Disclosure Schedule delivered to Acquiror and Acquisition Subsidiary on or before the date hereof (the "Company Disclosure Schedule").

         (b) The term "Company Material Adverse Effect," as used in this Agreement, means any change or effect (including but not limited to any action taken, or law enacted, enforced, interpreted, or deemed applicable to the Company or any of its subsidiaries, by any Governmental Entity (as defined in Section 3.4)) that, individually or when taken together with all other changes or effects, would be materially adverse to the condition (financial or otherwise), results of operations, business, properties (including intangible properties), prospects, assets or liabilities of the Company and its subsidiaries taken as a whole.

         Section 3.2 Capitalization.

         (a) Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which 100,000 shares of such preferred stock have been designated 6% Convertible Preferred Stock and 328,569 shares of such preferred stock have been designated $35.00 6% Convertible Preferred Stock. As of the date hereof, (i) 10,398,243 shares of Company Common Stock were issued and outstanding, (ii) no shares of the 6% Convertible Preferred Stock were issued and outstanding, (iii) 328,569 shares of Company Preferred Stock were issued and outstanding, (iv) no shares of Company Common Stock were held in the treasury of the Company, (v) 7,152,308 shares of Company Common Stock were reserved for issuance upon conversion of the Company Preferred Stock; (vi) 1,160,500 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options under the Option Plan, (vii) 1,730,000 shares of Company Common Stock were reserved for issuance pursuant to options granted to certain consultants, as more fully described in Section 3.2 of the Company Disclosure Schedule, and (viii) 3,120,600 shares of Company Common Stock were reserved for issuance under outstanding warrants exercisable for the purchase of Company Common Stock, as more fully described in Section 3.2 of the Company Disclosure Schedule (the "Warrants"). Section 3.2 of the Company Disclosure Schedule sets forth a true and correct list as of the date hereof of all holders of options or warrants to purchase Company Common Stock, the number of such options or warrants outstanding as of such date, and the exercise price per option or warrant. The Company has delivered to Acquiror complete and correct copies of the Option Plan, Warrants and all forms of stock options issued pursuant to the Option Plan or otherwise, including all amendments thereto. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in the Company or any of its wholly-owned subsidiaries subject
to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of the Company or of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is bound, and, except as set forth in Section 3.2 of the Company Disclosure Schedule, all such issued shares or the equity interests owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances. Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of or other equity interests in the Company or any of its subsidiaries. Except as set forth in
Section 3.2 of the Company Disclosure Schedule, the Company is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities. No bonds, indentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote is issued or outstanding.

         (b) Except as set forth in Section 3.2 of the Company Disclosure Schedule, all of the outstanding shares of the capital stock of each subsidiary of the Company are beneficially owned by the Company, directly or indirectly, and all such shares have been duly authorized, validly issued and are fully paid and nonassessable. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary. Except as set forth in Section 3.2 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries owns, directly or indirectly, or have a right to acquire an equity interest in any corporation, limited liability company, partnership, joint venture or other business association or entity.

         (c) Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company, or any of its subsidiaries (other than advances to subsidiaries in the ordinary course of business) to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other Person (as defined in Section 8.11). Except (q) as set forth in Section 3.2 of the Company Disclosure Schedule, (r) for any agreements, arrangements or commitments between the Company and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or of any of its subsidiaries.

         Section 3.3 Authorization; Validity of Agreement; Necessary Action. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Company as set forth in Section 5.5(a)). The execution, delivery and performance by Company of this Agreement, and the consummation of the Merger and of the other transactions contemplated hereby, have been duly authorized by the Board of Directors of Company and no other corporate action on the part of Company is necessary to authorize the execution and delivery by Company of this Agreement and the consummation of the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Company as set forth in Section 5.5(a)). This Agreement has been duly executed and delivered by Company and, assuming due and valid authorization, execution and delivery hereof by the Acquiror and the Acquisition Subsidiary, is a valid and binding obligation of Company, enforceable against Company in accordance with its terms.

         Section 3.4 Consents and Approvals; No Violations. Except for the filings or the consents, authorizations or approvals under the agreements set forth in Section 3.4 of the Company Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934 (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, the New York Public Health Law (the "Public Health Law") and federal and other state laws and regulations governing the acquisition or operation of a home health care provider and the filing and recordation of a certificate of merger under the NYBCL or the DGCL, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the bylaws of the Company or of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitration tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Entity"), on the part of the Company or any subsidiary, (iii) require the consent of any Person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, or (iv) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, writ, injunction or decree applicable to the Company, any of its subsidiaries or any of their properties or assets.

         Section 3.5 SEC Reports and Financial Statements.

         (a) The Company has timely filed (i) with the SEC, and has delivered or made available to Acquiror, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1994 under the Securities Act or the Exchange Act, including, without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8-K, and (v) all other reports, schedules, registration statements or other documents (collectively, the "Company SEC Documents"). Except as set forth in Section 3.5 of the Company Disclosure Schedule, the Company SEC Documents were prepared in accordance with the Securities Act or the Exchange Act, as the case may be, including without limitation the applicable accounting requirements thereunder and the published rules and regulations of the SEC with respect thereto, (ii) the Company SEC Documents when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

         (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the consolidated financial statements (including the related notes thereto) of the Company included in the Company SEC Documents, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods thereof, except that the unaudited interim quarterly financial statements were or are subject to normal and recurring year-end adjustments which were or are not expected to be material in amount. Except as set forth in
Section 3.5 of the Company Disclosure Schedule, the Company is not aware of any facts or circumstances which would require the Company to amend or restate any of the Company SEC Documents, including without limitation the financial information included therein.

         Section 3.6 Absence of Certain Changes. Since January 1, 1997, except as contemplated in this Agreement and set forth in Section 3.6 of the Company Disclosure Schedule, there has not been:

         (a) any Company Material Adverse Effect;

         (b) any damage, destruction or loss with respect to any of the assets of the Company or any of its subsidiaries that, if not covered by insurance, has caused or could be expected to cause the Company to incur an expense, cost or loss of $50,000 or more;

         (c) any issuance of any capital stock by the Company or any of its subsidiaries, or any adjustment to the conversion price of the Company Preferred Stock, or any adjustment to the exercise price under any option or warrant issued by the Company, or any redemption or other acquisition of capital stock by the Company or any of its subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

         (d) any stock split, reverse stock split, combination, reclassification or other similar action with respect to capital stock;

         (e) other than as contemplated by this Agreement, any entry into any agreement, commitment or transaction (including, without limitation, any borrowing or capital expenditure) which requires the payment of more than $50,000 on an annual basis or which cannot be terminated upon notice of 30 days or less;

         (f) any transfer of, or rights granted under, any licenses, agreements, patents, trademarks, trade names or copyrights;

         (g) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any asset of the Company or any of its subsidiaries which, individually or in the aggregate with all assets encumbered since January 1, 1997, has a book value of at least $50,000;

         (h) any change by the Company in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the Company SEC Documents; or

         (i) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of the Company or the employees of the Company or its subsidiaries as a group, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice, or (B) the granting of stock options in the ordinary course of business to employees of the Company or its subsidiaries who are not directors or executive officers of the Company.

         Except as set forth in Section 3.6 of the Company Disclosure Schedule, since January 1, 1997 the Company and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of the Company and its subsidiaries taken as a whole. Except as set forth in Section 3.6 of the Company Disclosure Schedule, no Person has or will have the right to receive any severance, bonus, other payment, increase or change in benefits or vesting of stock options, shares or other benefits as a result of any of the transactions contemplated by this Agreement.

         Section 3.7 No Undisclosed Liabilities. Except as set forth in Section
3.7 of the Company Disclosure Schedule, and except as reflected or reserved against in the consolidated financial statements contained in the Company SEC Documents, the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         Section 3.8 Litigation. Except as disclosed in the Company SEC Documents or in Section 3.8 of the Company Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending before any Governmental Entity or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. Except as disclosed in the Company SEC Documents or in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any outstanding order, including, without limitation, cease-and-desist or other orders, writ, injunction, decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity.

         Section 3.9 No Default; Compliance with Applicable Laws. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, the business of the Company and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective Certificate of Incorporation or bylaws, (ii) any agreement to which the Company or its subsidiaries is a party or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.9 of the Company Disclosure Schedule sets forth a true, complete and accurate description of all reports delivered to the Company or its counsel or agents with respect to the Company or any of the Company's subsidiaries made by federal, state and local governmental agencies or authorities for the past five years, together with a description of all recommendations of actions taken by, submission of information to, fines and penalties imposed by, all such governmental agencies and authorities. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Company Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Company Permit, except for the absence of Company Permits and for defaults under Company Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The Company has timely filed all forms, reports, statements and other documents required to be filed by the Company with any Governmental Entities other than the SEC, including, without limitation, health regulatory authorities (collectively, "Company Reports") except to the extent that any failure to file such Company Reports has not and will not result in a Company Material Adverse Effect. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company Reports were prepared in all material respects in accordance with the requirements of applicable law.

         Section 3.10 Intellectual Property.

         (a) Section 3.10 of the Company Disclosure Schedule sets forth all patents, trademarks, copyrights, service marks and trade names owned or used by the Company and its subsidiaries relating to the business of the Company and its subsidiaries, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from Company relating to any of the foregoing (the "Intellectual Property Rights"), and there are no other patents, trademarks, copyrights, service marks, and trade names that are material to the business of the Company. To the Company's knowledge: (i) with respect to trademarks or service marks material to the business of the Company and its subsidiaries as presently conducted (and only in such jurisdictions where such trademarks or service marks are material to the business of the Company and its subsidiaries as presently conducted), all renewals of the registrations set forth in Section 3.10 of the Company Disclosure Schedule for such trademarks or service marks have been appropriately filed; (ii) Company has exercised its best efforts to ensure compliance with all registration requirements, and has paid all necessary government fees; and (iii) the trademark or service marks registrations material to the business of the Company as presently conducted are valid with respect to the products or services that are covered by the registrations. The trademarks and service marks of Company that are material to the business of the Company are identified on Section 3.10 of the Company Disclosure Schedule by means of an asterisk.

         (b) Except as set forth on Section 3.10 of the Company Disclosure Schedule, no Intellectual Property Rights or any other such right is subject to any security interest or outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof. During the three years preceding the date hereof, neither the Company nor any subsidiary has been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any Intellectual Property Rights; and the Company has no knowledge of any basis for any charge or claim of any infringement by the Company of any Intellectual Property Rights.

         Section 3.11 Taxes.

         (a) For purposes of this Section 3.11 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

             (i) The term "taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another Person.

             (ii) The term "returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         (b) Except as set forth in Section 3.11 of the Company Disclosure Schedule, and except as could not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all Returns required to be filed by or on behalf of the Company and each of its subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Company and each of its subsidiaries under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by the Company or any of its subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, (iii) the Company and each of its subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, (iv) there are no liens on any of the assets of the Company or any of its subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company or such subsidiary is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, (v) the amount of the Company's and its subsidiaries' liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date, and (vi) no liability for Taxes of the Company or any of its subsidiaries has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

         (c) Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, the Company has made available to Acquiror true and complete copies of
(i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company or any of its subsidiaries relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales and use tax Returns for or including the Company or any of its subsidiaries for the periods ended on and after December 31, 1994, 1995 and 1996, excluding from the foregoing such returns with respect to Taxes the nonpayment of which, individually or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries does business in or derives income from any state other than states for which Returns have been duly filed and made available to Acquiror.

         (d) Except as disclosed in Section 3.11(d) of the Company Disclosure Schedule, (i) the Returns of or including the Company and its subsidiaries have never been audited by a government or taxing authority, nor is any such audit in process, threatened or, to the Company's knowledge, pending (either in writing or verbally, formally or informally), (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted, with respect to Taxes of the Company or any of its subsidiaries, and neither the Company nor any such subsidiary has received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid, (iii) neither the Company nor any of its subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Company, any of its subsidiaries, or any of their assets, and (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company or its subsidiaries, [excluding from the foregoing any such audit, threat of audit, deficiency, proposed deficiency, action, proceeding for assessment or collection, waiver or extension with respect to which the amount in controversy is less than $50,000.

         (e) Neither the Company nor any subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Company or such subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

         (f) Neither Company nor any of its subsidiaries has made an election under Section 341(f) of the Code.

         (g) For federal income tax purposes, as of the Closing Date the consolidated net operating loss carryforwards ("NOLs") of the Company and its subsidiaries for tax years through 1996 carrying forward to 1997 will be not less than $35,000,000, and prior to the Closing Date the ability to use such NOLs will not be subject to any limitation under Section 382 of the Code or the consolidated return regulations under Section 1502 of the Code.

         Section 3.12 Tax Matters; Pooling.

         (a) Neither Company nor, to the knowledge of Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" pursuant to APB Opinion No. 16 in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

         (b) To the best knowledge of the Company, there is no plan or intention by any shareholder of the Company who owns five percent or more of the Company Common Stock, nor any plan or intention on the part of any other shareholder of Company Common Stock, to sell, exchange or otherwise dispose of a number of shares of Acquiror Common Stock to be received in the Merger that would reduce the Company Shareholders' ownership of Acquiror Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the Company Common Stock and Company Preferred Stock (including shares of Company Common Stock exchanged for cash in lieu of fractional shares of Acquiror Common Stock) outstanding immediately prior to the Effective Time.

         (c) Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by Company to pay Merger expenses and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company immediately prior to the Merger.

         (d) There is no intercorporate indebtedness existing between the Company and Acquiror or between the Company and Acquisition Subsidiary that was issued, acquired or will be settled at a discount.

         (e) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         (f) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (g) On the Closing Date, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the liabilities to which the assets are subject.

         Section 3.13 Affiliates. Section 3.13 of the Company Disclosure
Schedule identifies all Persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company.

         Section 3.14 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Acquiror a complete and correct copy of the Certificate of Incorporation and the bylaws or equivalent organizational documents, each as amended to the date hereof, of the Company and made available to Acquiror such documents with respect to all subsidiaries. Such Certificate of Incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or bylaws or equivalent organizational documents.

         Section 3.15 Properties.

         (a) Except as disclosed in Section 3.15 to the Company Disclosure Schedule, the Company and its subsidiaries have good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them, free and clear of all liens, security interests, claims, encumbrances and charges, excluding (i) immaterial liens for fees, taxes, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) immaterial liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business, and (iv) liens or defects in title or leasehold rights. All buildings, and all fixtures, equipment and other property and assets held under leases or sub-leases by the Company or any of its subsidiaries are held under valid instruments enforceable in accordance with their respective terms. Substantially all of the Company's and its subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

         (b) Except as set forth in Section 3.15 (b) of the Company Disclosure Schedule, consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or require the consent of others under, any lease in which the Company or any of its subsidiaries is a lessee.

         Section 3.16   Employee Benefit Plans. The Company has disclosed in
Section 3.16 of the Company Disclosure Schedule a list of all employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, the Company or any of its subsidiaries (together, the "Employee Plans"). The Company has made available to Acquiror true and complete copies of all Employee Plans, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each Employee Plan, true and complete copies of the
(i) three most recent annual actuarial valuation reports, if any, (ii) three last filed Forms 5500 together with Schedule A or B thereto or both, (iii) most recent summary plan descriptions (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) three most recent annual or periodic accounting of related plan assets, if any, have been, or will be, made available to Acquiror and are, or will be, correct in all material respects. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, all of the foregoing are legal, valid, binding, in full force and effect and there are no material defaults thereunder, and no rights of the Company or any of the Company's subsidiaries with respect to any Employee Plan intended to qualify under Section 401(a) of the Code will be impaired by the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees or agents, nor, to the knowledge of the Company and its subsidiaries, any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by
Section 4975 of the Code, in each case applicable to the Company, any of its subsidiaries or any Employee Plan. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, all Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code and, to the knowledge of the Company, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against the Company, any of its subsidiaries, any Employee Plan or the assets of any trust for any Employee Plan. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, each Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies in all material respects with and has been maintained and operated in material compliance with each of the requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. Each Employee Plan intended to qualify under Section 401(a) of the Code does so qualify as to form in all material respects, and the trusts created thereunder are as to form exempt from tax under the provisions of
Section 501(a) of the Code. All contributions or payments required to be made or accrued before the Effective Time under the terms of any Employee Plan will have been made or accrued by the Company or by its subsidiaries, as applicable, by the Effective Time. No Employee Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA). There have been no changes in the operation or interpretation of any of the Employee Plans since the most recent annual report or actual report which would have any material effect on the cost of operating or maintaining such Employee Plans. Except as disclosed in Section 3.16 of the Company's Disclosure Schedule, no event has occurred or will occur which will result in liability to the Company in connection with any Employee Plan established, maintained, or contributed to (currently or previously) by Company or by any other entity which, together with Company, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or
(iv) another arrangement covered by Section 414(o) of the Code.

         Section 3.17  Labor Matters.

         (a) Section 3.17 of the Company Disclosure Schedule sets forth a list of all employees and officers of the Company and its subsidiaries whose individual base compensation is in excess of $50,000 and their respective positions with the Company or one or more of its subsidiaries.

         (b) Except as set forth in Section 3.17 of the Company Disclosure Schedule (i) neither the Company nor any of its subsidiaries is a party to any outstanding employment agreements or contracts with directors, officers, employees or consultants that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) neither the Company nor any of its subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

         (c) Except as set forth in Section 3.17 of the Company Disclosure
Schedule: (i) the Company and all of its subsidiaries are in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has experienced any strike, material slowdown or material work stoppage or lockout since January 1, 1995; (iv) there is no representation, claim or petition pending before the NLRB and no question concerning representation exists relating to the employees of the Company or any of its subsidiaries; (v) there are no charges with respect to or relating to the Company or any of its subsidiaries pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (vi) neither the Company nor any of its subsidiaries has formal notice from any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company or any of its subsidiaries and no such investigation is in progress.

         Section 3.18 Brokers. Except as set forth in Section 3.18 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Acquirer true and complete information concerning the financial arrangements pursuant to which the firms disclosed in
Section 3.18 of the Company Disclosure Schedule would be entitled to any payment as a result of the transactions contemplated hereunder.

         Section 3.19  Environmental Matters

         (a) The operations of the Company and its former and present subsidiaries have complied and are in compliance in all material respects with all applicable federal, state and local environmental laws, statutes and regulations.

         (b) The operations of the Company and its former and present subsidiaries have not been and are not now the subject of any past, pending or, to the knowledge of the Company, threatened claim or judicial or administrative proceeding alleging the violation of, or any liability under, any federal, state or local environmental law, statute or regulation.

         (c) The operations of the Company and its former and present subsidiaries have not been and are not now the subject of any past, pending or, to the knowledge of the Company, threatened federal, state or other investigation pursuant to which the Company or any subsidiary has been asked for information or ordered, directed or requested to respond in any way to a release or threatened release of any hazardous or toxic waste or substance into the environment.

         (d) Neither the Company nor any of its former or present subsidiaries has filed or been required to file any notice under federal or state law (i) indicating past or present treatment, storage or disposal requiring a Part B permit or designation of "interim status" as defined under 40 C.F.R. Parts 260-270 or any state or local equivalent, of a hazardous or toxic waste or substance or (ii) reporting a spill or release of a hazardous or toxic waste or substance into the environment.

         (e) Neither the Company nor any of its former or present subsidiaries has released, or threatened the release of any hazardous or toxic waste or substance into the environment, except where such release or releases could not, individually or in the aggregate, give rise to liabilities which could have a Company Material Adverse Effect.

         (f) Except as set forth in Section 3.19 of the Company Disclosure Schedule, none of the operations of the Company or any former or present subsidiary involve or have involved the generation, transportation, treatment or disposal of hazardous waste as defined under any applicable federal, state and local environmental laws, statutes and regulations.

         (g) No lien in favor of any governmental authority for (i) any liability under federal, state or local environmental laws, statutes or regulations, or (ii) damages arising from or costs incurred by such governmental authority in response to a release or threatened release of a hazardous or toxic waste or substance into the environment has been filed or attached to any premises now or previously leased, operated or occupied by the Company or any former or present subsidiary.

         (h) All permits, licenses, certificates, approvals and other authorizations (hereinafter collectively "permits") necessary for the conduct of the business of the Company and its subsidiaries under any applicable Federal, state and local environmental laws, statutes and regulations have been obtained by the Company and any subsidiary. All such permits are valid and in full force and effect. Each of the Company and its subsidiaries has complied and is in compliance in all material respects with all covenants and conditions of any permits and no circumstances exist which could cause any permit to be revoked, modified or rendered non-renewable upon the payment of the ordinary permit fee or, to the Company's knowledge, which could impose upon the Company, any of the Company's subsidiaries or the Surviving Corporation the obligation to obtain any additional permits for such activities, absent a change in operations other than the transactions contemplated by this Agreement.

         (i) Except as set forth in Section 3.19 of the Company Disclosure Schedule, no hazardous or toxic waste or substance has been or is currently manufactured, refined, treated, discharged, disposed of, deposited or otherwise released or threatened to be released in, on, about, under or from any premises leased, operated or occupied by the Company or any of its former or present subsidiaries except for concentrations or quantities that occur naturally on the premises or that are present in construction materials, office equipment or other office furnishings used in the existing improvements on said premises and normal quantities of those hazardous or toxic wastes or substances customarily used in the conduct of general administrative and executive office activities all of which have been handled in compliance with applicable federal, state and local environmental laws, statutes and regulations.

         (j) Except as set forth in Section 3.19 of the Company Disclosure Schedule, no hazardous or toxic waste or substance has been or is currently stored, used, generated, transported, handled or otherwise present in on or about any premises leased, operated or occupied by the Company or any of its former or present subsidiaries except for concentrations or quantities that occur naturally on the premises or that are present in construction materials, office equipment or other office furnishings used in the existing improvements on said premises and normal quantities of those hazardous or toxic wastes or substances customarily used in the conduct of general administrative and executive office activities all of which have been handled in compliance with applicable federal, state and local environmental laws, statutes and regulations.

         (k) Except as set forth in Section 3.19 of the Company Disclosure Schedule, neither the Company nor any former or present subsidiary has exposed any persons to, or received notice of any claim of injury or damage due to exposure of any person to, hazardous or toxic wastes or substances stored, used, or controlled by the Company or any former or present subsidiary.

         (l) Except as set forth in Section 3.19 of the Company Disclosure Schedule, no hazardous or toxic wastes or substances are present on any property leased, operated or occupied by the Company or any former or present subsidiary which could give rise to liabilities which individually or in the aggregate could result in a Company Material Adverse Effect.

         (m) No claim, complaint, demand, order, investigation or administrative proceeding has been brought or is currently pending against the Company or any former or present subsidiary relating to any alleged liability of the Company or any former or present subsidiary with respect to the release, threatened release or presence of hazardous or toxic wastes or substances or as to the investigation or removal or remediation of hazardous or toxic wastes or substances.

         (n) Except as set forth in Section 3.19 of the Company Disclosure Schedule, neither the Company nor any former or present subsidiary owns or has owned any real property.

         As used herein "Federal, State and local environmental laws, statutes or regulations" means any and all applicable laws, including common law, rules, regulations, orders, permits, treaties, statutes and codes promulgated by any local, state, federal or international governmental authority or agency which pertains to health, safety or the environment, including without limitation the prohibition, regulation or control of any hazardous materials or the transportation, storage, transfer, recycling, use, treatment, manufacture, investigation, removal, remediation, release, sale or distribution of hazardous materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 ET SEQ.), as these laws, statutes or regulations have been amended or supplemented to date and any analogous state or local statutes and the regulations promulgated to date pursuant thereto.

         As used herein, "Hazardous or toxic waste or substance" means any substances which are regulated by or form the basis of liability under any federal, state and local environmental laws, statutes or regulations because they are radioactive, toxic, hazardous or harmful or because they contain radioactive, toxic or hazardous substances, including, without limitation: (a) friable asbestos, (b) oil and petroleum products, (c) explosives, (d) radioactive substances, pollutants or wastes, (e) urea formaldehyde-containing building materials, (f) polychlorinated biphenyls, (g) radon gas, and (h) ultrahazardous or toxic substances, pollutants, contaminants or wastes.

         (o) The Company and its subsidiaries have made available to Acquiror copies of any and all applications, correspondence, affidavits, reports, forms, maps, plans or studies, including drafts thereof, whether or not provided to or received from any governmental or approving agencies and their representatives relating to environmental, health (occupational or otherwise) and safety matters. These documents, reports and studies shall include, but not be limited to, any environmental engineering studies, any cleanup plans, any tests or testing performed on any premises leased, operated or occupied by the Company and any of its former or present subsidiaries, including, but not limited to radon tests, underground or aboveground storage tank fitness testing, asbestos surveys, Phase I and Phase II environmental property assessments, and copies of reports issued by any governmental agency regarding the said premises or any property which may have been affected by the operations of the Company and its former or present subsidiaries.

         (p) There are no underground or aboveground storage tanks (whether or not currently in use) on or under any premises leased, operated, occupied or owned at any time by the Company and any of its former or present subsidiaries and no underground storage tank previously located on said premises has been removed therefrom.

         (q) None of any premises leased, operated, occupied or owned at any time by the Company and any of its former or present subsidiaries is or has ever been listed in the United States Environmental Protection Agency's National Priorities List or in any other list, schedule, log, inventory or record, however defined, maintained by any governmental agency with respect to sites where hazardous or toxic wastes or substances have or may have been disposed of or where there is, has been or may be a release or threat of a release of any hazardous or toxic wastes or substances.

         Section 3.20 Insurance. Section 3.20 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies in force at the date hereof, with respect to the assets, properties or operations of each of the Company and its subsidiaries, together with a summary description of the premiums currently paid thereon, the hazards insured against and the dollar amount of coverage (indicating deductibles, if any). True and complete copies of all such insurance policies have been made available to Acquiror by the Company. Such policies will not be terminated as a result of the Merger and will be effective as policies of the Surviving Corporation, subject to payment of applicable premiums. Such policies also are in full force and effect with reputable insurers in such amounts and insure against such losses and risks (including product liability) as are adequate to protect the properties and businesses of each of the Company and its subsidiaries. All such insurance is of like character and amount as is carried by like businesses similarly situated.

         Section 3.21 State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement (and the transactions contemplated hereby), and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby Section 912 of the NYBCL. No other "business combination," "fair price," "moratorium," "control share acquisition," or other anti-takeover statute or similar statute or regulations, applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

         Section 3.22  Contracts and Commitments.

         (a) Except as disclosed in Section 3.22 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party or subject to:

             (i) any plan, contract or arrangement which requires aggregate payments by the Company or any of its subsidiaries, written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

             (ii) any joint marketing, joint development or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other Persons;

             (iii) any lease for real or personal property;

             (iv) any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger, or the consummation of the transactions contemplated hereby or thereby;

             (v) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness in for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

             (vi) any contract containing covenants purporting to limit the Company's freedom or that of any of its subsidiaries to solicit customers or employees or to compete in any line of business or in any geographic area or with any third party;

             (vii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000;

             (viii) any contracts with customers, referral sources, or third party payors, and any other contracts with independent suppliers, contractors or manufacturers which require an annual payment of $50,000 or more;

             (ix) any sales agency, licensing, representative, provider, managed care or distributorship contracts; or

             (x) any agreement providing for the Company's indemnification of any third party;

             (xi) any other agreement, contract or commitment which is material to the Company and its subsidiaries taken as a whole.

         (b) Except as disclosed in Section 3.22 of the Company Disclosure Schedule, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in Section 3.22 of the Company Disclosure Schedule is valid and binding on the Company or its subsidiaries, as applicable and assuming due and valid authorization, execution and delivery by all other parties, and is in full force and effect, and neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party thereto, has breached any material provision of, or is in material default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

         (c) There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of the Company or its subsidiaries, any acquisition of material property by the Company or its subsidiaries or the conduct of business by the Company or its subsidiaries as currently conducted or as proposed to be conducted by the Company or its subsidiaries.

         (d) Each agreement or arrangement under which the Company or any of its subsidiaries will incur legal, accounting or financial advisor expenses as a result of the transactions contemplated by this Agreement, and the maximum liability of the Company or any such subsidiary under each such agreement or arrangement, is described in Section 3.22 of the Company Disclosure Schedule.

         Section 3.23 Interests of Officers and Directors. Except as disclosed in Section 3.23 of the Company Disclosure Schedule, to the Company's knowledge, no officer or director of the Company has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to the Company or any of its subsidiaries any goods, property rights or services; (ii) any contract or agreement to which the Company or any of its subsidiaries is a party or by which it may be bound or affected; or (iii) any property, real or personal, tangible or intangible, used in or pertaining to its business or that of its subsidiaries.

         Section 3.24 Questionable Payments. Neither the Company nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of the Company or any of its subsidiaries has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of the Company or any of its subsidiaries; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither the Company nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of the Company or any of its subsidiaries has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of the Company or its subsidiaries or with respect to any political contribution.

         Section 3.25 Opinion of Financial Advisor. Dillon, Read & Co. Inc. has rendered to the Board of Directors of the Company a written opinion dated as of September 23, 1997, a copy of which has been provided to Acquiror, to the effect that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view. Such opinion was delivered orally to the Company's Board of Directors not later than the time that consummation of the transactions contemplated hereby was authorized, approved and adopted by the Company's Board of Directors, and was delivered in writing to the Company's Board of Directors prior to the execution of this Agreement.

         Section 3.26 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed by Acquiror with the SEC in connection with the issuance of shares of Acquiror Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Company Proxy Statement (as hereinafter defined) will, at the date of mailing to shareholders and at the time of the shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. All documents that the Company is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Acquiror or

Acquisition Subsidiary which is contained in any of the foregoing documents. Without limiting any of the representations and warranties contained herein, no representation or warranty to the Acquiror by the Company and no information contained in the Company Disclosure Schedule or any document incorporated therein by reference contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements are or will be made, not misleading.

         Section 3.27 Vote Required. The only votes of the holders of any capital stock of the Company necessary to approve the Merger are the affirmative votes of the holders of two-thirds of the outstanding shares of Company Common Stock and Company Preferred Stock voting together as a class.

         Section 3.28 Third-Party Payment Contracts. Section 3.28 of the Company Disclosure Schedule sets forth a true and correct list of each agreement between the Company and any third party payor to whom the Company or its subsidiaries provides services or from which it receives payment. To the knowledge of the Company, no action is pending to suspend, limit, terminate or revoke the status of Company or any subsidiary as a participating provider to any such payor, and neither Company nor any subsidiary of the Company has been provided notice by any such third party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with Company or any subsidiary of the Company as a participating provider of services in whole or in material part. Except as set forth on Section 3.28 of Company Disclosure Schedule, Company has not conducted and is not conducting any business with any Person who for purposes of any third party payor to which Company is a participating provider may be deemed to be a related person of Company.

         Section 3.29 Third-Party Payment Filings. Company and each subsidiary of Company has filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payment under the Medicare and Medicaid Programs. Company is not aware of any pattern of the nature and type of claims made which would call into question the medical necessity of any services which are the basis of such claims, and all services provided by Company or its subsidiaries have been provided pursuant to valid physician orders. Except as set forth on Section 3.29 of the Company Disclosure Schedule, the Company or its subsidiaries has filed all Medicare cost reports through December 31, 1996 and has received settlements for all amounts billed Medicare. The liability for amounts due to Medicare reflected on the balance sheet included in the consolidated financial statements (including the related notes thereto) of the Company included in the Company SEC Documents is adequate to cover all amounts due to Medicare.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                      ACQUIROR AND ACQUISITION SUBSIDIARY

         Acquiror and Acquisition Subsidiary represent and warrant to the Company as follows:

         Section 4.1 Organization.

         (a) Each of the Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority and any necessary governmental authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and, except as set forth in Section 4.1 of the Acquiror Disclosure Schedule (as defined below), is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Acquiror Material Adverse Effect (as defined below in Section 4.1(b)). A true and complete list of all the Acquiror's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the percentage of each subsidiary's outstanding capital stock owned by the Acquiror or another subsidiary and an indication of whether each such subsidiary of the Acquiror is a subsidiary of the Acquiror that would constitute a "Significant Subsidiary" of the Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC, is set forth in Section 4.1 of the Acquiror Disclosure Schedule delivered to Company on or before the date hereof (the "Acquiror Disclosure Schedule").

         (b) The term "Acquiror Material Adverse Effect," as used in this Agreement, means any change or effect (including, but not limited to, any action taken, or law enacted, enforced, interpreted, or deemed applicable to the Acquiror or any of its subsidiaries, by any Governmental Entity) that, individually or when taken together with all other changes or effects, would be materially adverse to the condition (financial or otherwise), results of operations, business, properties (including intangible properties), prospects, assets or liabilities of the Acquiror and its subsidiaries taken as a whole.

         Section 4.2  Capitalization.

         (a) Capitalization. The authorized capital stock of the Acquiror consists of 20,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of June 30, 1997, (i) 9,217,981 shares of Acquiror Common Stock were issued and outstanding, and (ii) no shares of preferred stock were issued and outstanding. Acquirer has delivered to the Company complete and correct copies of its 1995 Employee and Consultant Equity

Plan ("Stock Option Plan"). All of the outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in the Acquiror or any of its wholly-owned subsidiaries subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of the Acquiror or of its subsidiaries, or any agreement to which the Acquiror or any of its subsidiaries is bound, and, except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, all such issued shares or the equity interests owned by the Acquiror or a subsidiary of the Acquiror are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Acquiror's or such subsidiaries' voting rights, charges or other encumbrances. Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, there are no options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Acquiror or any of its subsidiaries to issue or sell any shares of capital stock of or other equity interests in the Acquiror or any of its subsidiaries. Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, the Acquiror is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities. Except as set forth in
Section 4.2 of the Acquiror Disclosure Schedule, no bonds, indentures, notes or other indebtedness of the Acquiror having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote is issued or outstanding.

         (b) Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, all of the outstanding shares of the capital stock of each subsidiary of the Acquiror are beneficially owned by the Acquiror, directly or indirectly, and all such shares have been duly authorized, validly issued and are fully paid and nonassessable. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary. Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, neither the Acquiror nor any of its subsidiaries owns, directly or indirectly, or have a right to acquire an equity interest in any corporation, limited liability company, partnership, joint venture or other business association or entity.

         (c) Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of the Acquiror, or any of its subsidiaries (other than advances to subsidiaries in the ordinary course of business) to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Acquiror or any other Person. Except (i) as set forth in Section 4.2 of the Acquiror Disclosure Schedule, neither the Acquiror nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for the capital stock or other equity interest of any corporation, limited liability company, partnership, joint venture or other business association or entity. Except (q) as set forth in Section 4.2 of the Acquiror Disclosure

Schedule, (r) for any agreements, arrangements or commitments between the Acquiror and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Acquiror or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which the Acquiror or any of its subsidiaries is a party or by which the Acquiror or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Acquiror or any of its subsidiaries.

        Section 4.3 Authorization; Validity of Agreement; Necessary Action. Each of the Acquiror and Acquisition Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Acquiror as set forth in Section 5.5(b)). The execution, delivery and performance by each of the Acquiror and Acquisition Subsidiary of this Agreement, and the consummation of the Merger and of the other transactions contemplated hereby, have been duly authorized by the Board of Directors of Acquiror and Acquisition Subsidiary and no other corporate action on the part of Acquiror and Acquisition Subsidiary is necessary to authorize the execution and delivery by Acquiror and Acquisition Subsidiary of this Agreement and the consummation of the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Acquiror as set forth in Section 5.5(b)). This Agreement has been duly executed and delivered by Acquiror and Acquisition Subsidiary and, assuming due and valid authorization, execution and delivery hereof by the Acquiror and Acquisition Subsidiary, is a valid and binding obligation of Acquiror and Acquisition Subsidiary, enforceable against Acquiror and Acquisition Subsidiary in accordance with its terms.

        Section 4.4 Consents and Approvals; No Violations. Except for the filings or the consents, authorizations or approvals under the agreements set forth in Section 4.4 of the Acquiror Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws, the Public Health Law and, federal and other state laws and regulations governing the acquisition or operation of a home health care provider and the filing and recordation of a certificate of merger under the NYBCL or the DGCL, neither the execution, delivery or performance of this Agreement by the Acquiror and Acquisition Subsidiary nor the consummation by the Acquiror and Acquisition Subsidiary of the transactions contemplated hereby nor compliance by the Acquiror and Acquisition Subsidiary with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the bylaws of the Acquiror and Acquisition Subsidiary or of any of Acquiror's subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of a Governmental Entity, on the part of the Acquiror or any subsidiary, (iii) require the consent of any Person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Acquiror or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have an Acquiror Material Adverse Effect, or (iv) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, writ, injunction or decree applicable to the Acquiror, any of its subsidiaries or any of their properties or assets.

        Section 4.5 SEC Reports and Financial Statements.

        (a) The Acquiror has timely filed (i) with the SEC, and has delivered or made available to Company, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since November 8, 1995 under the Securities Act or the Exchange Act, including, without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8-K, and (v) all other reports, schedules, registration statements or other documents (collectively, the "Acquiror SEC Documents"); and (ii) all forms, reports, statements and other documents required to be filed with any other Governmental Entities, including, without limitation, health regulatory authorities (all such forms, reports, statements and other documents in clauses (i) and (ii) of this
Section 4.5(a) being referred to herein collectively as the "Acquiror Reports"). Except as set forth in Section 4.5 of the Acquiror Disclosure Schedule, (i) the Acquiror Reports were prepared in accordance with the requirements of applicable law (including, with respect to the Acquiror SEC Documents, the Securities Act or the Exchange Act, as the case may be, including without limitation the applicable accounting requirements thereunder and the published rules and regulations of the SEC with respect thereto), (ii) the Acquiror SEC Documents when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Acquiror's subsidiaries is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

        (b) Except as set forth in Section 4.5 of the Acquiror Disclosure Schedule, the consolidated financial statements (including the related notes thereto) of the Acquiror included in the Acquiror SEC Documents, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Acquiror and its consolidated subsidiaries as of the respective dates and for the respective periods thereof, except that the unaudited interim quarterly financial statements were or are subject to normal and recurring year-end adjustments which were or are not expected to be material in amount. Except as set forth in Section 4.5 of the Acquiror Disclosure Schedule, the Acquiror is not aware of any facts or circumstances which would require the Acquiror to amend or restate any of the Acquiror SEC Documents, including without limitation the financial information included therein.

        Section 4.6 Absence of Certain Changes. Since January 1, 1997, except as contemplated in this Agreement and set forth in Section 4.6 of the Acquiror Disclosure Schedule, there has not been:

        (a)     any Acquiror Material Adverse Effect;

        (b) any damage, destruction or loss with respect to any of the assets of the Acquiror or any of its subsidiaries that, if not covered by insurance, would constitute a Acquiror Material Adverse Effect;

        (c) any redemption or other acquisition of capital stock by the Acquiror or any of its subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

        (d) any stock split, reverse stock split, combination, reclassification or other similar action with respect to capital stock;

        (e) any entry into any material agreement, commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement;

        (f) any transfer of, or rights granted under, any licenses, agreements, patents, trademarks, trade names or copyrights;

        (g) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any material asset of the Acquiror or any of its subsidiaries; or

        (h) any change by the Acquiror in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the Acquiror SEC Documents.

        Except as set forth in Section 4.6 of the Acquiror Disclosure Schedule, since January 1, 1997 the Acquiror and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of the Acquiror and its subsidiaries taken as a whole.

        Section 4.7  No Undisclosed Liabilities. Except as set forth in Section
4.7 of the Acquiror Disclosure Schedule, and except as reflected or reserved against in the consolidated financial statements contained in the Acquiror SEC Documents, the Acquiror and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

        Section 4.8 Litigation. Except as disclosed in the Acquiror SEC Documents or in Section 4.8 of the Acquiror Disclosure Schedule, there is no suit, claim, action, suit, arbitration, proceeding or investigation pending before any Governmental Entity or, to the knowledge of the Acquiror, threatened against the Acquiror or any of its subsidiaries. Except as disclosed in the Acquiror SEC Documents or in Section 4.8 of the Acquiror Disclosure Schedule, neither the Acquiror nor any of its subsidiaries is subject to any outstanding order, writ, injunction, decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Acquiror, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

        Section 4.9 No Default; Compliance with Applicable Laws. Except as disclosed in Section 4.9 of the Acquiror Disclosure Schedule, the business of the Acquiror and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective Certificate of Incorporation or bylaws, (ii) any agreement to which the Acquiror or its subsidiaries is a party or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Acquiror or any of its subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Acquiror Material Adverse Effect. Section 4.9 of the Acquiror Disclosure Schedule sets forth a true, complete and accurate description of all reports delivered to Acquiror or its counsel or agents with respect to Acquiror or any of Acquiror's subsidiaries made by federal, state and local governmental agencies or authorities for the past five years, together with a description of all recommendations of actions taken by, submission of information to, fines and penalties imposed by, all such governmental agencies and authorities. Except as disclosed in Section 4.9 of the Acquiror Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Acquiror or any of its subsidiaries is pending or, to the knowledge of the Acquiror, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Each of the Acquiror and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Acquiror Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Acquiror Permit, except for the absence of Acquiror Permits and for defaults under Acquiror Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Acquiror Material Adverse Effect.

        Section 4.10 Taxes.

        (a) Except as set forth in Section 4.10 of the Acquiror Disclosure Schedule, and except as could not, either individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect, (i) all Returns required to be filed by or on behalf of the Acquiror and each of its subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Acquiror and each of its subsidiaries under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by the Acquiror or any of its subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, (iii) the Acquiror and each of its subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, (iv) there are no liens on any of the assets of the Acquiror or any of its subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Acquiror or such subsidiary is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, (v) the amount of the Acquiror's and its subsidiaries' liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date, and (vi) no liability for Taxes of the Acquiror or any of its subsidiaries has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

        (b) Except as set forth in Section 4.10(b) of the Acquiror Disclosure Schedule, the Acquiror has made available to Company true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Acquiror or any of its subsidiaries relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales and use tax Returns for or including the Acquiror or any of its subsidiaries for the periods ended on and after December 31, 1994, 1995 and 1996, excluding from the foregoing such returns with respect to Taxes the nonpayment of which, individually or in the aggregate, could not reasonably be expected to cause an Acquiror Material Adverse Effect. Neither the Acquiror nor any of its subsidiaries does business in or derives income from any state other than states for which Returns have been duly filed and made available to Company.

        (c) Except as disclosed in Section 4.10(c) of the Acquiror Disclosure Schedule, (i) the Returns of or including the Acquiror and its subsidiaries have never been audited by a government or taxing authority, nor is any such audit in process, threatened or, to the Acquiror's knowledge, pending (either in writing or verbally, formally or informally), (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted, with respect to Taxes of the Acquiror or any of its subsidiaries, and neither the Acquiror nor any such subsidiary has received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid, (iii) neither the Acquiror nor any of its subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Acquiror, any of its subsidiaries, or any of their assets, and (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Acquiror or its subsidiaries, excluding from the foregoing any such audit, threat of audit, deficiency, proposed deficiency, action, proceeding for assessment or collection, waiver or extension with respect to which the amount in controversy is less than $50,000.

        (d) Neither the Acquiror nor any subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Acquiror or such subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

        (e) Neither Acquiror nor any of its subsidiaries has made an election under Section 341(f) of the Code.

        Section 4.11  Tax Matters; Pooling.

        (a) Neither Acquiror nor, to the knowledge of Acquiror, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or (b) being treated for financial accounting purposes as a Pooling Transaction. Acquiror does not own, nor has it owned during the past five years, any shares of Company Common Stock. There is no intercorporate indebtedness existing between the Acquiror and the Company or between Acquisition Subsidiary and the Company that was issued, acquired or will be settled at a discount.

        (b) Acquiror has no plan or intention following the Merger to: (i) reacquire any of its stock issued in the transaction; (ii) liquidate the Company; (iii) merge the Company with or into another corporation; (iv) sell or otherwise dispose of stock of the Company; or (v) cause the

Company to sell or otherwise dispose of any of its assets other than in the ordinary course of business.

        (c) Acquisition Subsidiary will have no liabilities that will be assumed by the Company, and will not transfer to the Company any assets subject to liabilities.

        (d) Following the Merger, the Company will continue its historic business or use a significant part of its historic business assets in a business.

        (e) Neither Acquiror nor Acquisition Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        Section 4.12 Affiliates. Section 4.12 of the Acquiror Disclosure
Schedule identifies all Persons who, to the knowledge of the Acquiror, may be deemed to be affiliates of the Acquiror under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Acquiror.

        Section 4.13 Certificate of Incorporation and Bylaws. The Acquiror has heretofore furnished to Company a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to the date hereof, of the Acquiror and made available to Acquisition Subsidiary such documents with respect to all subsidiaries. Such certificate of incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither the Acquiror nor any of its subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

        Section 4.14 Brokers. Except as set forth in Section 4.14 of the Acquiror Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Acquiror. The Acquiror has heretofore furnished to Company true and complete information concerning the financial arrangements pursuant to which the firms disclosed in Section 4.14 of the Acquiror Disclosure Schedule would be entitled to any payment as a result of the transactions contemplated hereunder.

        Section 4.15 Opinion of Financial Advisor. Hambrecht & Quist has rendered to the Board of Directors of the Acquiror a written opinion dated as of September 26, 1997, a copy of which has been provided to Acquiror, to the effect that the consideration to be paid by the Acquiror pursuant to the Merger is fair to the shareholders of Acquiror from a financial point of view. Such opinion was delivered orally to the Acquiror's Board of Directors not later than the time that consummation of the transactions contemplated hereby was authorized, approved and adopted by the Acquiror's Board of Directors, and was delivered in writing to the Acquiror's Board of Directors prior to the execution of this Agreement.

        Section 4.16 Information Supplied. None of the information supplied or to be supplied by the Acquiror for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed by Acquiror with the SEC in connection with the issuance of shares of Acquiror Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Acquiror Proxy Statement (as hereinafter defined) will, at the date of mailing to shareholders and at the time of the shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be misleading. All documents that the Acquiror is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Without limiting any of the representations and warranties contained herein, no representation or warranty to the Company by the Acquiror and no information contained in the Acquiror Disclosure Schedule or any document incorporated therein by reference contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements are or will be made, not misleading.

        Section 4.17. Employee Benefit Plans. Acquiror has disclosed in Section
4.17 of the Acquiror Disclosure Schedule a list of all employee welfare benefit plans (as defined in Section 3(1) of ERISA), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, Acquiror or any of its subsidiaries (together, the "Employee Plans"). Acquiror has made available to Company true and complete copies of all Employee Plans, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each Employee Plan, true and complete copies of the
(i) three most recent annual actuarial valuation reports, if any, (ii) three last filed Forms 5500 together with Schedule A or B thereto or both, (iii) summary plan descriptions (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) three most recent annual or periodic accounting of related plan assets, if any, have been, or will be, made available to Acquisition Subsidiary and are, or will be, correct in all material respects. All of the foregoing are legal, valid, binding, in full force and effect and there are no material defaults thereunder, and no rights of Acquiror or any of Acquiror's subsidiaries with respect to any Employee Plan intended to qualify under Section 401(a) of the Code will be impaired by the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Neither Acquiror nor any of its subsidiaries nor any of their respective directors, officers, employees or agents, nor, to the knowledge of Acquiror and its subsidiaries, any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code, in each case applicable to Acquiror, any of its subsidiaries or any Employee Plan. All Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code and, to the knowledge of Acquiror, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against Acquiror, any of its subsidiaries, any Employee Plan or the assets of any trust for any Employee Plan. Each Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies in all material respects with and has been maintained and operated in material compliance with each of the requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. Each Employee Plan intended to qualify under Section 401(a) of the Code does so qualify as to form, and the trusts created thereunder are exempt from tax under the provisions of Section 501(a) of the Code. All contributions or payments required to be made or accrued before the Effective Time under the terms of any Employee Plan will have been made or accrued by Acquiror or by its subsidiaries, as applicable, by the Effective Time. No Employee Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither Acquiror nor any of its subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan. Neither Acquiror nor any of its subsidiaries has incurred or reasonably expects to incur any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA). There have been no changes in the operation or interpretation of any of the Employee Plans since the most recent annual report or actual report which would have any material effect on the cost of operating or maintaining such Employee Plans. Except as disclosed in Section 4.17 of the Acquiror's Disclosure Schedule, no event has occurred or will occur which will result in material liability to the Acquiror in connection with any Employee Plan established, maintained, or contributed to (currently or previously) by Acquiror or by any other entity which, together with Acquiror, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or (iv) another arrangement covered by Section 414(o) of the Code.

        Section 4.18 Questionable Payments. Neither Acquiror nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of Acquiror or any of its subsidiaries has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Acquiror or any of its subsidiaries; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither Acquiror nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of Acquiror or any of its subsidiaries has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Acquiror or its subsidiaries or with respect to any political contribution.

        Section 4.19 Third-Party Payment Contracts. Section 4.19 of the Acquiror Disclosure Schedule sets forth a true and correct list of each agreement between Acquiror and any third party payor to whom Acquiror or its subsidiaries provides services or from which it receives payment. To the knowledge of Acquiror, no action is pending to suspend, limit, terminate or revoke the status of Acquiror or any subsidiary as a participating provider to any such payor, and neither Acquiror nor any subsidiary of Acquiror has been provided notice by any such third party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with Acquiror or any subsidiary of Acquiror as a participating provider of services in whole or in material part. Except as set forth on Section 4.19 of the Acquiror Disclosure Schedule, Acquiror has not conducted and is not conducting any business with any Person who for purposes of any third party payor to which Acquiror is a participating provider may be deemed to be a related person of Acquiror.

        Section 4.20 Third-Party Payment Filings. Acquiror and each subsidiary of Acquiror has filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payment under the Medicare and Medicaid Programs. Acquiror is not aware of any pattern of the nature and type of claims made which would call into question the medical necessity of any services which are the basis of such claims, and all services provided by Acquiror or its subsidiaries have been provided pursuant to valid physician orders. Acquiror or its subsidiaries has filed all Medicare cost reports through December 31, 1996 and has received settlements for all amounts billed Medicare except as set forth on Section 4.20 of the Acquiror Disclosure Schedule. The liability for amounts due to Medicare reflected on the balance sheet included in the Financial Statements is adequate to cover all amounts due to Medicare.

                                   ARTICLE V

                                   COVENANTS

        Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule or (iii) as agreed in writing by Acquiror, after the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time:

        (a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its reasonable commercial efforts to preserve its business organization intact, maintain its existing relations with customers, suppliers, employees, creditors and business partners and maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

        (b) the Company shall not, directly or indirectly, amend its or any of its subsidiaries' Certificate of Incorporation or bylaws or similar organizational documents;

        (c) the Company shall not, and it shall not permit its subsidiaries to: (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its subsidiaries, except for dividends payable in Company Common Stock on Company Preferred Stock, or (B) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock (or options, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock) or that of its subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, capital stock of any class of the Company or its subsidiaries, other than shares of Company Common Stock issued upon the exercise of options and warrants outstanding on the date hereof and described in Section
3.2 of the Company Disclosure Schedule and other than shares of Company Common Stock issued to directors pursuant to the Director Stock Fee Program of the Option Plan provided that any such shares are issued on or before the Closing Date; (iii) split, combine or reclassify the outstanding capital stock of the Company or of its subsidiaries; or (iv) amend or otherwise modify the terms of any rights, warrants or options with respect to the Company's or its subsidiaries capital stock;

        (d) except in the ordinary course of business, the Company shall not, and it shall not permit its subsidiaries to, acquire or agree to acquire, or dispose of or agree to dispose of, any assets, either by purchase, merger, consolidation, sale of shares in any of its subsidiaries or otherwise;

        (e) except in the ordinary course of business, the Company shall not, and it shall not permit its subsidiaries to, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets;

        (f) neither the Company nor its subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its subsidiaries to any of its officers, directors, key employees or consultants; or (ii)(A) adopt any new, or (B) except as contemplated by Section 2.5, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into or modify or amend any employment or severance or consulting agreement with or, except in accordance with the existing policies of the Company set forth in Section 5.1 of the Company Disclosure Schedule or as required by applicable law, grant any severance or termination pay to any officer, director or employee of the Company or any of its subsidiaries; or (iv) enter into any collective bargaining agreement;

        (g) neither the Company nor any of its subsidiaries shall modify, amend or, without Acquiror's prior written consent, terminate any of its contracts set forth on Section 3.22 of the Company Disclosure Schedule or waive, release or assign any material rights or claims;

        (h) neither the Company nor any of its subsidiaries shall: (i) incur or assume any indebtedness; (ii) modify any indebtedness or other liability; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, other than immaterial amounts in the ordinary course of business consistent with past practice and other than for any subsidiary; (iv) make any loans, advances or capital contributions to, or investments in (unless required by law) any other Person (other than to wholly-owned subsidiaries of the Company); or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the year ended December 31, 1996 or (v) enter into any material commitment or transaction;

        (i) neither the Company nor any of its subsidiaries shall change any of the accounting methods, practices or policies used by it unless required by GAAP;

        (j) the Company shall not, and it shall not permit its subsidiaries to, make or agree to make any new capital expenditures in excess of $50,000 in the aggregate;

        (k) the Company shall not, and it shall not permit its subsidiaries to, make any tax election (unless required by law) or settle or compromise any income tax liability; and

        (l) enter into any arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) that provides for an exclusive arrangement with that third party;

        (m)     no action with respect to the Company's Employee Stock
Ownership Plan, including but not limited to the actions described on Section
3.16 of the Company's Disclosure Schedule, shall be taken by or on behalf of the Company without the prior written consent of Acquiror, and with respect to any such action, the Company shall fully cooperate with Acquiror, including but not limited to providing Acquiror with such information and materials as Acquiror shall reasonably request;

        (n) no action shall be taken by or on behalf of the Company in connection with the New York sales tax matters described on Section 3.11 of the Company's Disclosure Schedule without the prior written consent of Acquiror, and with respect to any such action, the Company shall fully cooperate with Acquiror, including but not limited to providing Acquiror with such information and materials as Acquiror shall reasonably request;

        (o) neither the Company nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

        Section 5.2  Access; Confidentiality.

        (a)     The Company shall (and shall cause each of its subsidiaries to)
(a) afford to the officers, employees, accountants, consultants, counsel, agents and other representatives of Acquiror, reasonable access to and the right to inspect and observe, during normal business hours during the period prior to the Effective Time, the Company's and its subsidiaries' personnel, accountants, representatives, properties, books, contracts, insurance policies, commitments and records, offices, plants and other facilities, (b) make available promptly to Acquiror (i) a copy of each report, schedule, registration statement and other document filed or received by the Company's and its subsidiaries during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning the business, properties and personnel (including, without limitation, insurance policies) of the Company's and its subsidiaries as Acquiror may reasonably request. Acquiror will treat any such information in accordance with the provisions of the letter agreement dated May 22, 1995 between the Company and Acquiror (the "Confidentiality Agreement"). No investigation conducted by Acquiror shall impact any representation or warranty given by the Company to Acquiror hereunder.

        (b) The Acquiror shall (and shall cause each of its subsidiaries to) (a) afford to the officers, employees, accountants, consultants, counsel, agents and other representatives of Company, reasonable access to and the right to inspect and observe, during normal business hours during the period prior to the Effective Time, the Acquiror's and its subsidiaries' personnel, accountants, representatives, properties, books, contracts, insurance policies, commitments and records, offices, plants and other facilities, (b) make available promptly to Company (i) a copy of each report, schedule, registration statement and other document filed or received by the Acquiror's and its subsidiaries during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning the business, properties and personnel (including, without limitation, insurance policies) of the Acquiror's and its subsidiaries as Company may reasonably request. Company will treat any such information in accordance with the provisions of the letter agreement dated May 22, 1995 between the Company and Acquiror (the "Confidentiality Agreement"). No investigation conducted by Company shall impact any representation or warranty given by the Acquiror to Company hereunder.

        Section 5.3 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. The Company also will pay all premiums or other payments required to be made with respect to the insurance policies set forth in Section 3.20 of the Company Disclosure Schedule, and shall renew any such policy if any such policy will otherwise terminate prior to the Effective Time.

        Section 5.4 Consents and Approvals; HSR Act. Except as set forth in Sections 3.4 and 4.4 of the Company Disclosure Schedule and Acquiror Disclosure Schedule, respectively, each of the Company, Acquiror and Acquisition Subsidiary will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this and the transactions contemplated hereby. Except as set forth in Sections 3.4 and 4.4 of the Company Disclosure Schedule and Acquiror Disclosure Schedule, respectively, each of the Company, Acquiror and Acquisition Subsidiary will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Acquiror, Acquisition Subsidiary, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction.

        Section 5.5 Meeting of Shareholders.

        (a) The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with NYBCL and its Certificate of Incorporation and Bylaws to convene a special meeting of the Company's shareholders to act on this Agreement (the "Company Shareholders Meeting"), and the Company shall consult with Acquiror in connection therewith. Unless its Board of Directors in the good faith exercise of its fiduciary duties, after receiving advice from outside legal counsel, determines not to recommend, or to withdraw its recommendation, that such matters be approved by the Company's shareholders, the Company shall use all reasonable efforts to solicit from shareholders of the Company proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of shareholders required by NYBCL and its Certificate of Incorporation and Bylaws to approve and adopt this Agreement.

        (b) Acquiror shall, promptly after the date of this Agreement, take all actions necessary in accordance with the requirements of the By-laws of the National Association of Securities Dealers, Inc. ("NASD"), Pennsylvania Business Corporation Law of 1988 ("PCBL") and its Certificate of Incorporation and Bylaws to convene a special meeting of Acquiror's shareholders to act on this Agreement (the "Acquiror Shareholders Meeting"), and Acquiror shall consult with the Company in connection therewith. Acquiror shall use all reasonable efforts to solicit from shareholders of Acquiror proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of shareholders required by the NASD, PBCL, and its Certificate of Incorporation and Bylaws to approve and adopt this Agreement.

        Section 5.6 Registration Statement; Proxy Statements.

        (a) As promptly as practicable after the execution of this Agreement, the Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing
(i) a proxy statement/prospectus for shareholders of the Company (the "Company Proxy Statement/Prospectus") in connection with the registration under the Securities Act of the offer, sale and delivery of Acquiror Common Stock to be issued in the Merger and the solicitation by the Company of proxies from its shareholders for approval of the Merger and (ii) a proxy statement for shareholders of Acquiror (the "Acquiror Proxy Statement") in connection with the solicitation by the Acquiror of proxies from its shareholders for approval of the Merger and the other transactions contemplated by this Agreement. Each of the Acquiror and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of the Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Company Proxy Statement/Prospectus to its shareholders entitled to notice of and to vote at the Company Shareholder Meeting and Acquiror shall mail the Acquiror Proxy Statement to its shareholders entitled to notice of and to vote at the Acquiror Shareholder Meeting. The Company Proxy Statement shall, to the extent consistent with their fiduciary duties, include the recommendation of the Company's Board of Directors in favor of the Merger. The Acquiror Proxy Statement shall include the recommendation of the Acquiror's Board of Directors in favor of the Merger.

        (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in (i) the Company Proxy Statement/Prospectus to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting shall not, at the date the Company Proxy Statement/Prospectus (or any supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders Meeting or at the Effective Time and (ii) the Acquiror Proxy Statement to be sent to the shareholders of Acquiror in connection with the Acquiror Shareholders Meeting shall not, at the date the Acquiror Proxy Statement (or any supplement thereto), is first mailed to shareholders at the time of the Acquiror Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Company Shareholders Meeting any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement/Prospectus or Acquiror Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        (c) The information supplied by the Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Acquiror for inclusion in (i) the Company Proxy Statement/Prospectus to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting shall not, at the date the Company Proxy Statement/Prospectus (or any supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders Meeting or at the Effective Time and (ii) the Acquiror Proxy Statement to be sent to the shareholders of Acquiror in connection with the

Acquiror Shareholders Meeting shall not, at the date the Acquiror Proxy Statement (or supplement thereto) is first mailed to shareholders, at the time of the Acquiror Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Acquiror Shareholders Meeting any event or circumstance relating to Acquiror or any of its affiliates, or to their respective officers or directors, should be discovered by Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement/Prospectus or Acquiror Proxy Statement, Acquiror shall promptly inform the Company. All documents that the Acquiror is responsible for filing with the SEC in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.


        Section 5.7 No Solicitation.

        (a) The Company and its officers, directors, employees, representatives and agents shall immediately and as of the date hereof cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that, if at any time prior to the Effective Time, the Board of Directors of the Company determines in good faith, after receiving advice from outside legal counsel, that failure to do so would reasonably be expected to cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal, (x) furnish information with respect to the Company to any Person pursuant to a confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its subsidiaries or of over 20% of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

        (b) Except as set forth in this Section 5.7, neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (y) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (z) cause the Company to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board of Directors of the Company determines in good faith, after receiving advice from outside legal counsel, that failure to do so would reasonably be expected to cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only at a time that is after the second business day following Acquiror's receipt of written notice (a "Notice of Superior Proposal") advising Acquiror that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide Takeover Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Company Common Stock then outstanding or all or substantially all the assets of the Company and its subsidiaries taken as a whole and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consulting with a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger.

        Section 5.8 Affiliates; Pooling; Tax Treatment.

        (a) The Company shall use all reasonable efforts to obtain and deliver to Acquiror an executed letter agreement, substantially in the form of Exhibit A hereto, from (i) each person identified as an affiliate of the Company in Section 3.13 of the Company Disclosure Schedule by October 30, 1997, (ii) any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Closing Date as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a Pooling Transaction on or prior to the Closing Date.

        (b) Acquiror shall use all reasonable efforts to obtain an executed letter agreement, substantially in the form of Exhibit B hereto, from
(i) each person identified as an affiliate of Acquiror in Section 4.12 of Acquiror Disclosure Schedule by October 30, 1997, (ii) any person who may be deemed to have become an affiliate of Acquiror after the date of this Agreement and on or prior to the Closing Date as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a Pooling Transaction on or prior to the Closing Date.

        (c) The Acquiror shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by shareholders of Acquiror who may be affiliates of the Company or Acquiror pursuant to Rule 145 under the Securities Act.

        (d) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code.

        Section 5.9 Publicity. Each party's initial press release with respect to the execution of this Agreement has been previously approved by the other parties. Following such initial press releases, so long as this Agreement is in effect, neither the Company, Acquiror nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions between the parties contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

        Section 5.10 Notification of Certain Matters.

        (a) The Company shall give prompt notice to Acquiror and Acquisition Subsidiary, and Acquiror and Acquisition Subsidiary shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any failure of the Company, Acquiror or Acquisition Subsidiary, as the case may be, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. The Company also shall give prompt notice to Acquiror, and Acquiror or Acquisition Subsidiary shall give prompt notice to the Company, of:

                (i) any notice or other communication from any Person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement (unless the requirement for such consent is set forth in Section 3.4 of the Company Disclosure Schedule or Section 4.4 of the Acquiror Disclosure Schedule);

                (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement; and

                (iv) any occurrence of any event having, or which could reasonably be expected to have, a Company Material Adverse Effect or Acquiror Material Adverse Effect.

        Section 5.11 Comfort Letter.

        (a) The Company shall use all reasonable efforts to cause Deloitte & Touche to deliver a letter dated as of the date of the Company Proxy Statement/Prospectus, and addressed to the Company and its Board of Directors and Acquiror and its Board of Directors, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Company Proxy Statement/Prospectus.

        (b) Acquiror shall use all reasonable efforts to cause Coopers & Lybrand to deliver a letter dated as of the date of the Acquiror Proxy Statement, and addressed to Acquiror and its Board of Directors and the Company and its Board of Directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Acquiror Proxy Statement.

        Section 5.12 Pooling Opinion. The Company shall use all reasonable efforts to cause Deloitte & Touche to deliver to Company a written opinion which can be relied upon by Coopers & Lybrand with respect to such matters relating to the Company as are required by Coopers & Lybrand to form an opinion that the transactions contemplated by this Agreement, including the Merger, when effected in accordance with the terms thereof, shall be accounted for in the Consolidated Financial Statements of Acquiror and its subsidiaries as a Pooling Transaction. The Company shall use all reasonable efforts to cause Deloitte & Touche to provide at its request to Coopers & Lybrand all work papers and documentation that support the conclusions in its opinion with respect to the Pooling Transaction.

        Section 5.13 Form S-8. Acquiror agrees to file, no later than 60 days after the Closing Date, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to outstanding options under the Option Plan assumed by Acquiror. The Company shall cooperate with and assist Acquiror in the preparation of such registration statement.

        Section 5.14 Listing of Additional Shares. At least 15 days prior to the Closing Date, Acquiror shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the Acquiror Common Stock to be issued in the Merger.

        Section 5.15 Reservation of Acquiror Common Stock. The Acquiror shall reserve from its authorized but unissued shares of Acquiror Common Stock that number of shares of Acquiror Common Stock issuable upon exercise of the Employee Stock Options, Director Stock Options and Warrants assumed by Acquiror.

        Section 5.16 Indemnification.

        (a) Notwithstanding Section 8.7 hereof, Acquiror agrees that all rights to indemnification existing in favor of directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation or By-Laws, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of three years from the Effective Time. Effective upon the Effective Time, to the fullest extent permitted by law, Acquiror hereby guarantees the Company's and the Surviving Corporation's performance of the Company's and the Surviving Corporation's obligations described in the prior sentence for a period of three years after the Effective Time. If Acquiror, the Surviving Corporation or any of either of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of Acquiror and the Surviving Corporation assume the obligations set forth in this Section 5.16.

        (b) Acquiror or the Surviving Corporation shall maintain the Company's existing officer's and directors' liability insurance ("D&O Insurance") for a period of three (3) years after the Effective Time; provided, that Acquiror may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or canceled during such period, Acquiror or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall the Acquiror or the Surviving Corporation be required to pay aggregate premiums for insurance under this
Section 5.16(b) in excess of the amount of the premiums reflected on the schedule delivered pursuant to Section 5.18; and provided, further, that if the Acquiror or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.16(b) for the amount of the premiums on such schedule, Acquiror or the Surviving Corporation shall obtain as much insurance as can be obtained for the premiums set forth on such schedule.

        Section 5.17 Payment of Company Obligations.

        Immediately prior to the Effective Time and provided that all conditions to Acquiror's obligation to effect the Merger set forth in Sections
6.1 and 6.3 have been satisfied or waived, Acquiror shall contribute sufficient funds to the Company, and the Company shall utilize such funds, for the repayment in full of the obligations of the Company listed in Section 6.2(c).

        Section 5.18 Delivery of Expenses Information.

                Not less than three business days prior to the date of the Company Shareholders Meeting, Company shall deliver to Acquiror a statement setting forth a detailed itemization of the Expenses of the Company, including the Company's good faith estimate of additional out-of-pocket expenses to be incurred by the Company in connection with the Merger through the Effective Time. The sum of such Expenses and good faith estimate shall be the Expenses which are utilized in the calculation of PPE pursuant to Section 2.1.


                                  ARTICLE VI

                                  CONDITIONS

        Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Acquiror or Acquisition Subsidiary, as the case may be, to the extent permitted by applicable law:

        (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been initiated by the SEC.

        (b) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company and the shareholders of Acquiror;

        (c) Statutes. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger;

        (d) Injunctions. Except as set forth in Sections 3.4 and 4.3 of the Company Disclosure Schedule and the Acquiror Disclosure Schedule, respectively, there shall be no order or injunction of a court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger;

        (e) HSR Act. Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

        (f) Tax Opinion. Acquiror and the Company shall have received from Blank Rome Comisky & McCauley a written opinion dated as of the Closing Date to the effect that (a) the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368 (a) of the Code and Acquiror, Acquisition Subsidiary and the Company will constitute parties to such reorganization, and (b) the receipt of Acquiror Common Stock by the shareholders of the Company in accordance with this Agreement shall be nontaxable to such shareholders; and

        (g) Pooling Opinion. Acquiror shall have received from Coopers & Lybrand a written opinion dated the Closing Date to the effect that the transactions contemplated by this Agreement, including the Merger, when effected in accordance with the terms thereof, shall be accounted for in the consolidated financial statements of Acquiror and its subsidiaries as a Pooling Transaction, and a copy of such opinion shall have been delivered to the Company.

        (h) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Plan assumed by Acquiror shall have been made.

        Section 6.2 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the fulfillment of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Acquiror and Acquisition Subsidiary contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Company shall have received a certificate of the President and Chief Financial Officer of the Acquiror, dated the Closing Date, to this effect;

        (b) Agreements, Conditions and Covenants. Acquiror and Acquisition Subsidiary shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time. The Company shall have received a certificate of the President and Chief Financial Officer of the Company, dated the Closing Date, to this effect;

        (c) Payment of Company Obligations. The Acquiror shall have satisfied the Company that, immediately prior to the Effective Time, Acquiror will contribute sufficient funds to the Company for the Company to repay in full the obligations of the Company under the following agreements:

                (i) the Amended and Restated Credit Agreement, dated as of October 6, 1995, as further amended, among the Company and its subsidiaries, the Chase Manhattan Bank, N.A., as Agent, and the banks signatories thereto;

                (ii) the Credit Agreement, dated as of October 6, 1995, as amended, among the Company and its subsidiaries and Fleet Bank, National Association;

                (iii) the Receivables Purchase and Servicing Agreement, dated as of November 5, 1993, as amended, by and among the Company and its subsidiaries (including U.S. HomeCare Funding Corporation) and The Chase Manhattan Bank, N.A.; and

                (iv) the Settlement Agreement, dated as of November 27, 1996, between the Company and Edward J. Abel, Abel Health Management Services, Inc. and Home Infusion Pharmaceutical Services, Inc.

        (d) Opinion. Company shall have received an opinion dated as of the Closing Date from Blank Rome Comisky & McCauley, counsel to the Acquiror and Acquisition Subsidiary, that the Acquiror Common Stock to be issued in the Merger has been duly authorized and validly issued in accordance with the requirements of the Pennsylvania Business Corporation Law and is fully paid and non-assessable; and

        (e) No Litigation. After the date hereof, there shall not be threatened, or instituted and continuing, any action, suit or proceeding against the Company, Acquiror or Acquisition Subsidiary, by any Governmental Entity or any other Person or Persons, directly or indirectly relating to the Merger or any other transactions contemplated by this Agreement which individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect or Acquiror Material Adverse Effect.

        (f) Acquiror Material Adverse Effect. There shall not have occurred an Acquiror Material Adverse Effect.

        Section 6.3 Additional Conditions to Obligations of Acquiror and Acquisition Subsidiary. The obligations of Acquiror and Acquisition Subsidiary to effect the Merger are also subject to the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiror shall have received a certificate of the Interim President and Chief Financial Officer of the Company, dated the Closing Date, to this effect;

        (b) Agreements, Conditions and Covenants. The Company shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date. The Acquiror shall have received a certificate of the Interim President and Chief Financial Officer of the Company, dated the Closing Date, to this effect;

        (c) Company Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect.

        (d) Dissenting Company Stock. The aggregate number of shares of Company Common Stock and Company Preferred Stock held by Dissenting Shareholders shall not be equal to or exceed five percent (5%) of the number of shares of Company Common Stock outstanding on a fully diluted basis immediately prior to the Effective Time;

        (e) No Litigation. After the date hereof there shall not be threatened, or instituted and continuing, any action, suit or proceeding against the Company, Acquiror or Acquisition Subsidiary, by any Governmental Entity or any other Person or Persons, directly or indirectly relating to the Merger or any other transactions contemplated by this Agreement which individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect or Acquiror Material Adverse Effect;

        (f) Opinion. Acquiror shall have received an opinion dated as of the Closing Date from Brobeck, Phleger & Harrison LLP, counsel to the Company, that the Merger has been approved by the requisite shareholder action in accordance with the requirements of New York law and the Certificate of Incorporation of the Company and that after the Effective Time no shareholder of the Company shall have any rights under Section G-4(h) of the Company's Certificate of Amendment of the Certificate of Incorporation dated January 31, 1995; and

        (g) Regulatory Approvals. All necessary regulatory approvals, licenses and permits required to consummate the Merger shall have been obtained and all statutory waiting periods in respect thereof shall have expired and none of such approvals contain conditions that would constitute a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

        (h)     Notwithstanding anything to the contrary contained in this
Section 6.3, if the conditions to Acquiror's and Acquisition Subsidiary's obligations to effect the Merger set forth in Sections 6.3(a), 6.3(b) and 6.3(c) are otherwise satisfied or waived, and no Company Material Adverse Effect has occurred, the occurrence of a default under the terms of the agreements listed in Section 6.2(c)(i), 6.2(c)(ii) or 6.2(c)(iii) solely as a result of the failure of the Company to repay its obligations under such agreements on or after January 2, 1998 shall not be an event the effect of which is to cause any of such conditions to be deemed not to have been satisfied and shall not, alone, be deemed to constitute a Material Adverse Effect.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

        Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the shareholders of the Company:

        (a) by mutual written consent of the Boards of Directors of Acquiror and the Company;

        (b) except as set forth in Sections 3.4 and 4.4 of the Company Disclosure Schedule and the Acquiror Disclosure Schedule, respectively, by either Acquiror or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

        (c) by either Acquiror or the Company, if the Merger shall not have been consummated by February 28, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose failure (or the failure of the affiliates of which) to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

        (d) by Acquiror or Acquisition Subsidiary, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company and which, individually or in the aggregate, has had or could reasonably be expected to have, a Company Material Adverse Effect;

        (e) by the Company, in the event of a breach by Acquisition Subsidiary or Acquiror of any representation, warranty, covenant or other agreement contained in this Agreement, which cannot be or has not been cured within thirty (30) days after the giving of written notice to Acquiror or Acquisition Subsidiary, as applicable, and which individually or in the aggregate, has had or could reasonably be expected to have an Acquiror Material Adverse Effect;

        (f) by Acquiror or Acquisition Subsidiary, if the Company's Board of Directors shall have withdrawn, modified or amended in any respect its recommendation of the Merger or shall have approved or recommended a Superior Proposal, or shall have entered into an agreement with a third party with respect to any Takeover Proposal or Superior Proposal, or the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions; or

        (g) by the Company, in connection with entering into an agreement for a Superior Proposal in accordance with Section 5.7, provided it has complied with all provisions thereof, including the notice provisions therein.

        Section 7.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or Acquiror as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquisition Subsidiary or the Company or their respective officers or directors, except the provisions of Section 5.2 with respect to confidentiality, Section 8.1 and this Section 7.2 shall continue in full force and effect; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.


                                 ARTICLE VIII

                                 MISCELLANEOUS

        Section 8.1 Fees and Expenses.

        (a) Except as provided below in this Section 8.1, all fees and Expenses (as defined in Section 8.1(h)) incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or Expenses, whether or not the Merger is consummated; provided, however, that the Expenses related to printing, the Registration Statement, the Company Proxy statement, Prospectus and the Acquiror Proxy Statement shall be borne one-half by each of the Company and the Acquiror.

        (b)     If this Agreement is terminated by Acquiror pursuant to
Section 7.1(f) or by Company pursuant to Section 7.1(g), or prior to any termination of this Agreement pursuant to Section 7.1(f) or Section 7.1(g), the Company breaches the provisions of Section 5.7 of this Agreement, then the Company shall pay, or cause to be paid in same day funds to Acquiror $1,000,000 on the date which is the earlier to occur of (i) the date on which the Company consummates a transaction which is the subject of a Superior Proposal or a Takeover Proposal, or (ii) the date which is six months after the Agreement is terminated by Acquiror pursuant to Section 7.1(f) or by Company pursuant to
Section 7.1(g).

        (c) If this Agreement is terminated or the Merger is not consummated as a result of the failure by the Company to obtain the approval of the transactions contemplated by this Agreement by Company's shareholders and Acquiror has satisfied all of the conditions to Company's obligations to consummate the Merger hereunder which can be satisfied by Acquiror, then Company shall pay, or cause to be paid, in same day funds to Acquiror upon demand and delivery to Company of supporting documentation therefor, an amount equal to Acquiror's Expenses.

        (d) Company shall use all reasonable efforts to cause each Person providing services to the Company in connection with the Merger, including counsel, accountants, investment bankers, experts and any other consultants to deliver to the Company on or before the Closing Date such Person's invoice for such services provided to Company.

        (e) If this Agreement is terminated or the Merger is not consummated as a result of the failure of Deloitte & Touche to deliver the opinion described in Section 5.12 or a determination by the SEC that the Merger does not qualify to be accounted for in the Consolidated Financial Statements of Acquiror and its subsidiaries as a Pooling Transaction and such failure or determination is attributable to matters, facts or circumstances relating to or transactions engaged in by Company, then the Company shall pay, or cause to be paid, in same day funds to Acquiror upon demand and delivering to the Company supporting documentation therefor an amount equal to Acquiror's Expenses; provided, however, no payment by Company of Acquiror's Expenses shall be required to be made if such failure or determination results from changes effected after the date hereof in the requirements relating to Pooling Transactions.

        (f) If this Agreement is terminated or the Merger is not consummated as a result of the failure of Coopers & Lybrand to deliver the opinion described in Section 6.1(g) or a determination by the SEC that the Merger does not qualify to be accounted for in the Consolidated Financial Statements of Acquiror and its Subsidiaries as a Pooling Transaction and such failure or determination is attributable to matters, facts or circumstances relating to or transactions engaged in by Acquiror, then Acquiror shall pay, or cause to be paid, in same day funds to Company upon demand and delivering to the Acquiror supporting documentation therefor an amount equal to Company's Expenses; provided, however, no payment by Acquiror of Company's Expenses shall be required to be made if such failure or determination results from changes effected after the date hereof in requirements relating to Pooling Transactions.

        (g) If this Agreement is terminated or the Merger is not consummated as a result of the failure by Acquiror to obtain the approval of the transactions contemplated by this Agreement by Acquiror's shareholders and the Company has satisfied all of the conditions to Acquiror's obligations to consummate the Merger hereunder which can be satisfied by the Company, then Acquiror shall pay, or cause to be paid, in same day funds to the Company upon demand and delivery to Acquiror of supporting documentation therefor, an amount equal to the Company's Expenses.

        (h) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers (including the fees and expenses pursuant to the agreements set forth in Section 3.18 to the Company Disclosure Schedule), experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Company Proxy Statement/Prospectus and the Acquiror

Proxy Statement, the solicitation of shareholder approvals and all other matters related to the consummation of the transactions contemplated hereby. "Expenses" shall also include the payment disclosed in Section 5.1 of the Company Disclosure Schedule and the aggregate premium cost of the D&O Insurance to be provided by or for the Company under Section 5.16.

        Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

        Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

        Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)     if to Acquiror or Acquisition Subsidiary, to:

                Home Health Corporation of America, Inc.
                2200 Renaissance Blvd.
                Suite 300
                King of Prussia, PA 19406
                Attention:  Bruce Feldman, President

                with copies to:

                Blank Rome Comisky & McCauley
                One Logan Square
                Philadelphia, PA 19103
                Attention: Sol Genauer, Esq.

        (b)     if to the Company, to:

                U.S. HomeCare Corporation
                Two Hartford Square West
                Hartford, CT  06130
                Attention: Chief Financial Officer

                with copies to:

                Brobeck, Phleger & Harrison LLP
                1633 Broadway
                New York, NY 10019
                Attention: Ellen B. Corenswet

        Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, a "subsidiary" of any entity shall mean all corporations or other entities in which such entity owns a majority of the issued and outstanding capital stock or equity or similar interests.

        Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.7 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any Person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

        Section 8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 8.9 Governing Law. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of Pennsylvania, without giving effect to the choice of law principles thereof; provided, however, that the law governing the fiduciary duties of each party hereto and their respective boards of directors and the law governing any other matters of internal corporate governance of any of Acquiror, Acquisition Subsidiary or the Company shall be the law of their respective jurisdictions of incorporation.

        Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Acquisition Subsidiary may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Acquiror or to any direct or indirect wholly owned subsidiary of Acquiror. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 8.11 Definition. As used herein, the term "Person" means an individual, corporation, partnership, association, trust, limited liability company, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

        IN WITNESS WHEREOF, Acquiror, Acquisition Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                         HOME HEALTH CORPORATION OF AMERICA

                                         By:   /s/ Bruce Feldman
                                               ----------------------------
                                         Name: Bruce Feldman
                                               ----------------------------
                                         Title: President and C.E.O.
                                               ----------------------------

                                         HHCA ACQUISITION CORPORATION, INC.

                                         By:   /s/ Bruce Feldman
                                               ----------------------------
                                         Name: Bruce Feldman
                                               ----------------------------
                                         Title: President and C.E.O.
                                               ----------------------------

                                         U.S. HOMECARE CORPORATION

                                         By:   /s/ Jay C. Huffard
                                               ----------------------------
                                         Name: Jay C. Huffard
                                               ----------------------------
                                         Title: President and C.E.O.
                                               ----------------------------





                                EXECUTION COPY

                                                                    SCHEDULE 2.6
                        OUTSTANDING WARRANTS TO PURCHASE
                   COMMON STOCK OF U.S. HOMECARE CORPORATION

                                                                  AMOUNT OF
                                                                  SHARES OF
                                                                   COMMON
                                                                   STOCK                     DATE
                                                                  ISSUABLE     EXERCISE       OF
       WARRANT NUMBER                  WARRANT HOLDER           UPON EXERCISE   PRICE      ISSUANCE
-----------------------------   ------------------------------  -------------  --------    --------
THE 1995 PREFERRED
     WARRANTS
------------------

      WA-1                      Prima Management Corporation          37,499     1.75       2/1/95

      WA-2                           IGI Holdings, Inc.                6,249     1.75       2/1/95

      WA-3                      MAK International Investment           6,249     1.75       2/1/95
                                      Company Limited

      WA-4                          William T. McCaffrey               2,499     1.75       2/1/95

      WA-5                            Dennis P. Lynch                 14,000     1.75       2/1/95

      WA-6                             ABDM Partners                  12,500     1.75       2/1/95

      WA-7                           Mansour I.Y. Badr                 5,000     1.75       2/1/95

      WA-8                             Hermann Merkin                  5,000     1.75       2/1/95

      WA-9                           Frederick C. Lane                 3,750     1.75       2/1/95

      WA-10                       W. Wallace McDowell, Jr.             2,501     1.75       2/1/95

      WA-11                            Don A. Sanders                  2,501     1.75       2/1/95

      WA-12                          G. Robert O'Brien                 1,250     1.75       2/1/95

      WA-13                           Chris C. Reidel                    999     1.75       2/1/95

THE 1995 OTHER WARRANTS/1/
-----------------------------
      WA-14                     Sanders Morris Mundy Inc.            418,330.5   1.60786    2/1/95

      WA-15                      Sanders Morris Mundy Inc.            56,668.5   1.60786    2/8/95

      WA-16                    The Chase Manhattan Bank, N.A.        462,571     1.60786   10/6/95

      WA-18                       Creditanstalt Bankverein           353,731     1.60786   10/6/95

THE 1997 WARRANTS/1/
-----------------------------
      WA-19                       The Chase Manhattan Bank            50,433     1.59690   3/25/97

      WA-20                       Creditanstalt Bankverein            38,567     1.59690   3/25/97

     /1/Does not include (A) as a 1995 Other Warrant,Warrant No. WA-17 issued to Connecticut Development Authority ("CDA") on October 6, 1995 to purchase 816,302 shares of the Company's Common Stock at an exercise price of $1.60786 per share and (B) as a 1997 Warrant, Warrant No. WA-21 issued to CDA on March 25, 1997 to purchase 735,000 shares of the Company's Common Stock at an exercise price of $1.59690 per share (collectively, the "CDA Warrants"). The CDA Warrants shall be included in this Schedule 2.6 and shall be assumed by Acquiror in accordance with Section 2.6 of the Merger Agreement only in the event a default occurs under the terms of the agreements listed in Section 6.2 (c)(i), 6.2(c)(ii) or 6.2(c)(iii) of the Merger Agreement solely as a result of the failure of the Company to repay its obligations under such agreements on or after January 2, 1998 and the conditions to Acquiror's and Acquisition Subsidiary's obligations to effect the Merger set forth in Section 6.3(a), 6.3(b) and 6.3(c) of the Merger Agreement are otherwise satisfied or waived.